UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

CSX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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“At CSX, good governance means managing our business effectively in a way that is responsible, transparent and accountable to our shareholders.”

March 26, 2013

Dear Fellow Shareholder:

I am pleased to invite you to attend the 2013 Annual Meeting of Shareholders to be held at 10:00 a.m. (CDST) on Wednesday, May 8, 2013. This year’s Annual Meeting will be held at the Renaissance - Birmingham, 4000 Grand Ave., Birmingham, AL 35226.

The following Notice of Annual Meeting of Shareholders and Proxy Statement includes information about the matters to be acted upon by shareholders. CSX also has made available with this Proxy Statement a copy of our 2012 Annual Report to Shareholders. We encourage you to read our Annual Report, which includes CSX’s audited financial statements and additional information about the business.

CSX has made the proxy materials available via the Internet. The Company believes that providing Internet access to our proxy materials increases the ability of our shareholders to review important Company information, while reducing the environmental impact of our Annual Meeting.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through the other acceptable methods described in the Proxy Statement. You may submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card (or voting instruction form, if you hold shares through a broker). If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail or via email.

On behalf of the Board, I would like to express our appreciation for your continued support of CSX. I look forward to seeing you at the Annual Meeting.

Michael J. Ward
Chairman of the Board, President and Chief Executive Officer

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PARTICIPATE IN THE FUTURE OF YOUR COMPANY, VOTE NOW.

It is very important that you vote to play a part in the future of your Company. Based on New York Stock Exchange (“NYSE”) rules, if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters.

Please cast your vote right away on all of the items listed below to ensure that your shares are represented.

Proposals which Require your Vote

		Board recommendation	Unvoted shares	Abstentions	Votes required for approval
PROPOSAL 1	Election of Directors	FOR each nominee	Do not count	Do not count	Majority of shares cast
PROPOSAL 2	Ratification of Accounting Firm	FOR	Discretionary vote
PROPOSAL 3	Advisory vote on Executive Compensation	FOR	Do not count

Vote Right Away

Even if you plan to attend our Annual Meeting in person, please read this Proxy Statement with care, and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

By internet using a computer	By internet using a smartphone or tablet	By telephone	By mail

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by freepost

Visit our Annual Meeting Website

• Review and download easy to read, interactive versions of our Proxy Statement and Annual Report • Sign up for future electronic delivery to reduce our impact on the environment
Visit our annual meeting website

Attend our 2013 Annual Meeting of Shareholders

10:00 a.m. (CDST) on Wednesday, May 8, 2013 Renaissance - Birmingham 4000 Grand Ave. Birmingham, AL 35226

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Notice of Annual Meeting of Shareholders

Wednesday, May 8, 2013

10:00 a.m., Central Time

Renaissance - Birmingham, 4000 Grand Ave., Birmingham, AL 35226

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of CSX Corporation (the “Company”) will be held at 10:00 a.m. (CDST) on Wednesday, May 8, 2013 at the Renaissance - Birmingham, 4000 Grand Ave., Birmingham, AL 35226 for the purpose of considering and acting upon the following matters:

1.

To elect the 13 directors named in the attached Proxy Statement to the Company’s Board of Directors;

2.

To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2013;

3.

To consider an advisory resolution to approve compensation for the Company’s named executive officers; and

4.

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR items 1, 2 and 3. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

The above matters are described in the Proxy Statement. You are urged, after reading the Proxy Statement, to vote your shares by proxy using one of the following methods: (i) vote by telephone or via the Internet; or (ii) if you requested printed proxy materials, complete, sign, date and return your proxy card in the postage-paid envelope provided.

Only shareholders of record at the close of business on March 8, 2013, which is the record date for the Annual Meeting, will be entitled to vote, either by proxy or by ballot. The Notice of Internet Availability of Proxy Materials is being mailed to those shareholders on or about March 26, 2013.

By Order of the Board of Directors

Ellen M. Fitzsimmons Executive Vice President-Law and Public Affairs
General Counsel and Corporate Secretary

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Table of Contents

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	3
PROXY SUMMARY	6
PROXY STATEMENT FOR 2013 ANNUAL MEETING OF SHAREHOLDERS	9
ABOUT THE ANNUAL MEETING	9
What is the purpose of the Annual Meeting of Shareholders?	9
Where will the Annual Meeting be held?	9
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	9
How do I get electronic access to the proxy materials?	9
Who is soliciting my vote?	9
Who is entitled to vote?	10
What will I be voting on?	10
How many votes do I have?	10
How many shares must be present to hold the Annual Meeting?	10
What are the vote requirements for each proposal?	10
How do I vote?	11
Can I change my vote?	11
Will my shares be voted if I do not provide instructions to my broker?	11
What happens if I return my proxy card but do not give voting instructions?	11
What happens if other matters are voted on at the Annual Meeting?	12
What is the deadline for consideration of shareholder proposals for the 2014 Annual Meeting of Shareholders?	12
Does the Board consider director nominees recommended by shareholders?	12
What happens if the Annual Meeting is postponed or adjourned?	12
Do I need a ticket to attend the Annual Meeting?	12
ITEM 1:	ELECTION OF DIRECTORS	13
What are the directors’ qualifications to serve on the CSX Board of Directors?	20
What if a nominee is unable to serve as director?	20
Director Independence	20
Principles of Corporate Governance	21
Board of Directors Role in Risk Oversight	21
Transactions With Related Persons and Other Matters	21
Board Leadership and Committee Structure	22
Meetings of the Board and Executive Sessions	24
Director Compensation	24
2012 Directors’ Compensation Table	25
COMPENSATION DISCUSSION AND ANALYSIS	27
Executive Overview	27
Executive Compensation Practices	30

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What is the target compensation mix for the CEO and other NEOs?	34
Base Salary	35
Short-Term Incentive Compensation	35
2012 MICP Strategic Performance Goals	36
Long-Term Incentive Compensation	37
Benefits	40
Severance and Change-In-Control Agreements	41
Summary Compensation Table	43
2012 Grants of Plan-Based Awards Table	44
2012 Outstanding Equity Awards at Fiscal Year End	45
2012 Option Exercises and Stock Vested Table	46
Pension Benefits Table	46
Non-Qualified Deferred Compensation Table	48
Post-Termination and Change-In-Control Payments	49
Potential Payouts Under Change-In-Control Agreements	51
Potential Payouts Under the Stock Plans Upon a Change-In-Control	52
REPORT OF THE COMPENSATION COMMITTEE	52
ITEM 2:	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53
Fees Paid to Independent Registered Public Accounting Firm	53
Pre-Approval Policies and Procedures	53
REPORT OF THE AUDIT COMMITTEE	54
ITEM 3:	ADVISORY VOTE TO APPROVE THE COMPENSATION OF CSX’S NAMED EXECUTIVE OFFICERS	55
Vote Required	55
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	56
EQUITY COMPENSATION PLAN INFORMATION	57
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	57
“HOUSEHOLDING” OF PROXY MATERIALS	57
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS	58

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2012 performance, please review the Company’s Annual Report on Form 10-K.

Annual Meeting of Shareholders

•

Date and Time: Wednesday, May 8, 2013 at 10:00 a.m. (CDST)

•

Place: Renaissance – Birmingham

4000 Grand Ave.

Birmingham, AL 35226

•

Record Date: March 8, 2013

Eligibility to Vote

You can vote if you were a shareholder of record at the close of business on March 8, 2013.

How to Cast Your Vote

You can vote by any of the following methods:

•

Internet (www.proxyvote.com) until 11:59 p.m. EDST on May 7, 2013;

•

Telephone (1-800-690-6903) until 11:59 p.m. EDST on May 7, 2013;

•

Completing, dating, signing and returning your proxy or voting instruction card on or before May 8, 2013; or

•

In person, at the Annual Meeting.

Business Highlights (for more detail please see Form 10-K)

CSX’s performance in 2012 illustrated the underlying strength of the business and the Company’s ability to deliver value for customers and shareholders in challenging conditions, while preparing for long-term growth. Despite substantial gains in the Company’s intermodal and merchandise business, significant declines in coal volumes impaired top-line growth for the year. Nevertheless, CSX delivered record operating income of $3.457 billion for 2012. In addition, CSX’s operational performance was strong, posting significant safety, service and productivity gains for the year.

Voting Matters and Board Recommendations

Agenda Item	Board Vote Recommendation
1. Election of Directors	FOR each director nominee
2. Ratification of appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2013	FOR
3. Advisory Vote to Approve Executive Compensation	FOR

Auditors

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent auditor for 2013.

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Board Nominees

Name	Age	Director since	Independent		Committee Memberships	Other Public Company Boards
			Yes	No
Donna M. Alvarado	64	2006	X		• Audit • Compensation	• Corrections Corporation of America
John B. Breaux	69	2005	X		• Governance • Public Affairs	• LHC Group, Inc.
Pamela L. Carter	63	2010	X		• Governance • Public Affairs	• Spectra Energy Corporation
Steven T. Halverson	58	2006	X		• Audit • Compensation
Edward J. Kelly, III	59	2002	X		• Compensation • Governance
Gilbert H. Lamphere	60	2008	X		• Finance • Public Affairs	• Las Vegas Railway Express • FlatWorld Capital
John D. McPherson	66	2008	X		• Finance • Public Affairs	• Las Vegas Railway Express
Timothy T. O’Toole	57	2008	X		• Finance • Governance	• FirstGroup, plc
David M. Ratcliffe	64	2003	X		• Finance • Public Affairs	• SunTrust Bank
Donald J. Shepard	66	2003	X		• Audit • Compensation	• The PNC Financial Services Group, Inc. • Travelers Companies, Inc.
Michael J. Ward	62	2003		X		• Ashland Inc.
J.C. Watts, Jr.	55	2011	X		• Governance • Public Affairs	• Dillards, Inc. • ITC Holdings
J. Steven Whisler	58	2011	X		• Audit • Compensation	• Brunswick Corporation • International Paper

2012 Executive Target Compensation Mix

Information regarding the compensation mix for the CEO and each Named Executive Officer is set forth below. The tables indicate that 87% of the CEO’s compensation and an average of 80% of the other Named Executive Officer’s compensation is at risk and subject to the achievement of one or more performance goals.

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Executive Compensation Highlights

The table below highlights the 2012 compensation for the Named Executive Officers as disclosed in the Summary Compensation Table.

Name	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation) ($)	Total ($)
Michael J. Ward – Chairman, President and CEO	$1,100,000	$6,088,591	$792,000	-	$109,531	$8,090,122
Oscar Munoz – Executive Vice President and COO	$650,000	$2,538,242	$368,550	$122,747	$31,499	$3,711,038
Fredrik J. Eliasson – Executive Vice President and CFO	$479,095	$2,602,257	$258,712	$451,429	$12,526	$3,804,019
Clarence W. Gooden – Executive Vice President and CCO	$550,000	$2,029,523	$297,000	-	$29,853	$2,906,376
Ellen M. Fitzsimmons -– Executive Vice President, General Counsel and Corporate Secretary	$500,000	$1,522,148	$240,000	$926,156	$26,874	$3,215,178
Lisa A. Mancini – Senior Vice President and CAO	$445,833	$1,217,719	$$214,000	$72,477	$21,157	$1,971,186

Stock Performance Graph

The cumulative shareholder returns, assuming reinvestment of dividends, on $100 invested at December 31, 2007 are illustrated on the graph below. The Company references the Standard & Poor 500 Stock Index (“S&P 500”) and the Dow Jones U.S. Transportation Average Index, which provide comparisons to a broad-based market index and other companies in the transportation industry. As shown in the graph, CSX’s five-year stock returns significantly outpaced those of the S&P 500.

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PROXY STATEMENT FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting of Shareholders?

At our Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders above, including the election of the 13 directors named in this Proxy Statement, ratification of the selection of the Independent Registered Public Accounting Firm (the “Independent Auditors”) of CSX Corporation (the “Company” or “CSX”), and the consideration of an advisory vote on executive compensation.

Where will the Annual Meeting be held?

The Annual Meeting will be held at 10:00 a.m. (CDST) on Wednesday, May 8, 2013 at the Renaissance - Birmingham, 4000 Grand Ave., Birmingham, AL 35226. The facility is accessible to persons with disabilities. If you have a disability, we can provide assistance to help you participate in the Annual Meeting upon request. If you would like to obtain directions to be able to attend the Annual Meeting and vote in person, you can write to us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202 or call us at (904) 366-4242.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2012 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•

View CSX’s proxy materials for the Annual Meeting on the Internet; and

•

Instruct CSX to send future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of the printing and mailing of these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until terminated.

Who is soliciting my vote?

The Board of Directors of CSX (the “Board”) is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting.

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Who is entitled to vote?

Only shareholders of record at the close of business on March 8, 2013 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof, unless a new record date is set in connection with any such adjournments or postponements. On March 8, 2013, there were issued and outstanding 1,021,542,338 shares of common stock, the only outstanding class of voting securities of the Company.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting and, beginning two business days after notice of the Annual Meeting is given, at CSX Corporation, 500 Water Street, Jacksonville, FL 32202.

What will I be voting on?

At the Annual Meeting, shareholders will vote on:

•

Election of the 13 directors named in this Proxy Statement;

•

Ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2013;

•

An advisory resolution to approve the compensation of the Company’s named executive officers; and

•

Such other matters as may properly come before the Annual Meeting.

How many votes do I have?

You will have one vote for every share of CSX common stock you owned at the close of business on the Record Date.

How many shares must be present to hold the Annual Meeting?

The Company’s bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining the number of shares present. Shares held by a broker, bank or other nominee that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Your vote is important and we urge you to vote by proxy even if you plan to attend the Annual Meeting.

What are the vote requirements for each proposal?

Election of Directors. The Company’s state of incorporation is Virginia. As permitted under Virginia law and the Company’s bylaws, in an uncontested election, directors are elected by a majority of votes cast with respect to each nominee’s election by the shares entitled to vote at a meeting at which a quorum is present. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election, any incumbent director nominated for re-election as a director who is not re-elected in accordance with the Company’s bylaws shall promptly tender his or her resignation following certification of the shareholder vote. For more information on the procedures in these circumstances, see “Principles of Corporate Governance” below.

Other Proposals. For the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2013 (Proposal 2) and the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3), the proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and “broker non-votes” are not considered votes cast “for” or “against” any proposal at the Annual Meeting and will have no effect on the outcome of any vote.

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How do I vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. The shares represented by a properly executed proxy will be voted as you direct.

To vote by proxy, you must do one of the following:

Vote by Telephone. You can vote your shares by telephone 24 hours a day by calling 1-800-690-6903 on a touch-tone telephone. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name” (that is, through a bank or broker), please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

Vote by Internet. You can also vote via the Internet by following the instructions in the Notice. The website address for Internet voting is indicated in the Notice. Internet voting is also available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

Vote by Mail. If you requested printed proxy materials and choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

If you want to vote in person at the Annual Meeting, and you hold your CSX stock in “street name,” you must obtain a proxy from your bank or broker and bring that proxy to the Annual Meeting.

Can I change my vote?

Yes. A proxy may be revoked by a shareholder any time before it is voted by written notice delivered to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202, by timely receipt of a later-dated signed proxy card, by a later vote via the Internet or by telephone, or by voting in person at the Annual Meeting.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The proposal to ratify the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2013 is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal. As a result of amendments to the New York Stock Exchange (“NYSE”) rules, the proposals to: (i) elect directors; and (ii) consider an advisory vote on executive compensation are non-routine matters for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required.

What happens if I return my proxy card but do not give voting instructions?

If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

The Board of Directors unanimously recommends a vote:

1.

FOR the election of the 13 director nominees named in this Proxy Statement;

2.

FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2013; and

3.

FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

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What happens if other matters are voted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the enclosed proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matters to be raised at the Annual Meeting.

How are votes counted?

Votes are counted by the inspector of elections appointed by the Company.

What is the deadline for consideration of shareholder proposals for the 2014 Annual Meeting of Shareholders?

A shareholder who wants to submit a proposal to be included in the proxy statement for the 2014 Annual Meeting of Shareholders (the “2014 Meeting”) must send it to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL, 32202, so that it is received on or before November 26, 2013, unless the date of the 2014 Meeting is changed by more than 30 days from May 8, 2014, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2014 Meeting.

A shareholder who wants to submit a proposal that will not be in the proxy statement but will be considered at the 2014 Meeting, pursuant to the CSX bylaws, must send it to the principal executive offices of CSX so that it is received not earlier than the close of business on January 8, 2014, nor later than the close of business on February 7, 2014 unless the date of the 2014 Meeting is more than 30 days before or more than 70 days after May 8, 2014, in which case the proposal must be received not earlier than the 120th day prior to the date of the 2014 Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2014 Meeting and the 10th day following the day on which the Company first publicly announces the date of the 2014 Meeting.

Does the Board consider director nominees recommended by shareholders?

Yes. The Governance Committee of the Board will review recommendations as to possible nominees received from shareholders and other qualified sources. Shareholder recommendations should be submitted in writing addressed to the Chair of the Governance Committee, CSX Corporation, 500 Water Street, C160, Jacksonville, FL 32202, and should include a statement about the qualifications and experience of the proposed nominee, as discussed further below in the Board Leadership and Committee Structure section.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or a new record date has been fixed, your proxy will still be in effect and may be voted at the reconvened meeting. You will still be able to change or revoke your proxy with respect to any item until the polls have closed for voting on such item.

Do I need a ticket to attend the Annual Meeting?

Yes. You will be issued an admission ticket at the Shareholder Registration Desk at the Annual Meeting. If you hold shares in your name, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a broker, bank or other nominee, you will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 8, 2013. This Proxy Statement and the 2012 Annual Report are available on the Company’s Internet website (www.csx.com) .

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ITEM 1:    ELECTION OF DIRECTORS

Thirteen directors are to be elected to hold office until the next Annual Meeting of Shareholders is held and their successors are elected. Unless otherwise specified, the proxy holders will cast votes FOR the election of the nominees named below. Each of the nominees named below was elected at the Company’s 2012 Annual Meeting of Shareholders.

As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named will be unable or unwilling to serve. There are no family relationships among any of these nominees or among any of these nominees and any executive officer, nor is there any arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

Although the Company does not have a formal Board diversity policy, the Board, as a group, is expected to represent a broad diversity of backgrounds and experience in business matters and to be able to assess and evaluate the role and policies of the Company in the face of changing conditions in the economy, regulatory environment and customer expectations. Nominees for Board membership are expected to be prominent individuals who demonstrate leadership and possess outstanding integrity, values and judgment. Directors and nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors. In addition, each Board member is expected to represent the broad interests of the Company and its shareholders as a group, and not any particular constituency.

The Company believes that each of the director nominees adds to the overall diversity of the CSX Board of Directors. The director nominees bring a wide range of experience and expertise in management, railroad operations, financial markets, and public policy. In addition, several of the director nominees are able to provide valuable perspective into the political and regulatory environments, as well as certain key markets such as coal and construction.

Information regarding each Board nominee follows. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

The Board recommends a vote “FOR” the election of the following Director nominees.

Donna M. Alvarado
Independent Director Nominee	Age: 64 Director since: 2006 CSX Committees: Audit / Compensation Other Public Directorships: Corrections Corporation of America

Donna M. Alvaro has served as a CSX director since September 2006. Ms. Alvarado is the founder and current President of Aguila International, a business-consulting firm. Previously, Ms. Alvarado served as President and Chief Executive Officer of a global educational publishing company from 1989-1993. She has served on corporate boards in the manufacturing, banking, transportation, and services industries. During the past five years, she has also led state and national workforce policy boards.

Ms. Alvarado currently serves on the board of directors of Corrections Corporation of America and as immediate past Chairwoman of the Ohio Board of Regents. Following executive and legislative staff appointments at the U.S. Department of Defense and in the U.S. Congress, Ms. Alvarado was appointed by President Ronald Reagan to lead the federal agency ACTION, the nation’s premier agency for civic engagement and volunteerism, a position which she held from 1985-1989.

As a result of her experience in the public and private sector, Ms. Alvarado brings to the Board significant workforce planning expertise, which is complemented by her experience with the Ohio Board of Regents.

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Senator John B. Breaux
Independent Director Nominee	Age: 69 Director since: 2005 CSX Committees: Governance / Public Affairs / Executive Other Public Directorships: LHC Group, Inc.

Senator John B. Breaux has served as a director of CSX since 2005. Senator Breaux held numerous leadership positions during his 14 years in the U.S. House of Representatives and 18-year tenure in the U.S. Senate, where he served on the House Public Works and Transportation Committee, the Senate Finance Committee, and the Senate Commerce Committee. Senator Breaux also founded the Centrist Coalition of Senate Democrats and Republicans and served as chairman of the Democratic Leadership Council. He brings extensive public policy and regulatory experience to the CSX Board at a time when Congress is considering additional legislation that could have a material effect on railroad operations.

From 2005 through 2007, Senator Breaux served as Senior Counsel at Patton Boggs LLP. Currently, Senator Breaux is a partner in the Breaux-Lott Leadership Group, a private consulting firm in Washington, DC owned by Patton Boggs LLP. He also serves as a director of LHC Group, Inc.

Pamela L. Carter
Independent Director Nominee	Age: 63 Director since: 2010 CSX Committees: Governance / Public Affairs Other Public Directorships: Spectra Energy Corporation

Pamela L. Carter joined the Board in 2010. Ms. Carter is President of Cummins Distribution, a division of Cummins, Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems. Ms. Carter joined Cummins in 1997 as Vice President – General Counsel and held various management positions before her appointment as President of Cummins Distribution in 2008.

Prior to her career with Cummins, Ms. Carter served in various capacities with the State of Indiana and in the private practice of law. Ms. Carter was the first woman and the first African-American to hold the office of Attorney General in Indiana. Ms. Carter also served as Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy & Human Services and Securities Enforcement Attorney for the Office of the Secretary of State.

Ms. Carter currently serves on the board of directors of Spectra Energy Corporation. She brings strong operational experience to the Board via her career with Cummins, Inc. Her extensive experience in government allows Ms. Carter to provide in-depth knowledge and insight into regulatory, legal and public policy matters.

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Steven T. Halverson
Independent Director Nominee	Age: 58 Director since: 2006 CSX Committees: Audit / Compensation / Executive Other Public Directorships: None

Steven T. Halverson has served as a director of CSX since September 2006. Mr. Halverson is the Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining the Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, a national construction firm. Mr. Halverson also serves as a director for Blue Cross Blue Shield of Florida, ACIG Insurance Co., the Florida Counsel of 100, the Florida Chamber of Commerce, the Construction Industry Roundtable and the Jacksonville Civic Council (chair).

Through his roles with key organizations in the state of Florida, Mr. Halverson provides broad leadership capabilities to the CSX Board. He also provides insight and perspective on the economy in general and the construction industry in particular.

Edward J. Kelly, III
Independent Director Nominee	Age: 59 Director since: 2002 CSX Committees: Compensation / Governance / Executive Other Public Directorships: None

Edward J. Kelly, III has served as a director of CSX since July 2002. Mr. Kelly is currently Chairman of the Institutional Clients Group at Citigroup, Inc. He joined Citigroup, Inc. in 2008 and has served as Vice Chairman, Chief Financial Officer and Head of Global Banking at Citigroup, Inc., as well as Chief Executive Officer of Citi Alternative Investments, an integrated alternative investments platform within Citigroup, Inc.

Mr. Kelly previously served as a Managing Director at The Carlyle Group and Vice Chairman of The PNC Financial Services Group, Inc. following PNC’s acquisition of Mercantile Bankshares Corporation in March 2007. At Mercantile, Mr. Kelly held the offices of Chairman, Chief Executive Officer and President from March 2003 until March 2007, and was Chief Executive Officer and President from March 2001 to March 2003. Before joining Mercantile, Mr. Kelly served as Managing Director and co-head of Investment Banking Client Management at J.P. Morgan Chase and Managing Director and Head of Global Financial Institutions at J.P. Morgan. Previously, Mr. Kelly was General Counsel at J.P. Morgan and a partner at the law firm of Davis Polk & Wardwell, where he specialized in matters related to financial institutions. Early in his career, Mr. Kelly served as a law clerk to Supreme Court Justice William J. Brennan, Jr. and U.S. Court of Appeals Judge Clement F. Haynsworth, Jr.

Mr. Kelly has previously served on the boards of directors for The Hartford Financial Services Group, The Hershey Company and Paris RE Holdings. As an executive in the banking industry, Mr. Kelly provides extensive financial and regulatory experience to the Board. He offers important perspective on global financial markets.

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Gilbert H. Lamphere
Independent Director Nominee	Age: 60 Director since: 2008 CSX Committees: Finance / Public Affairs Other Public Directorships: FlatWorld Capital and Las Vegas Railway Express

Gilbert H. Lamphere joined the Board in July 2008. He is Chairman of the Board of FlatWorld Capital, a publicly traded private equity firm and is Managing Director of Lamphere Capital Management, a private investment firm which he founded in 1998.

Mr. Lamphere brings broad railroad experience to the Board as he has previously served as a director of Canadian National Railway, Chairman of Illinois Central Railroad before its sale to Canadian National in 1998, and a director Florida East Coast Industries. Mr. Lamphere is also Chairman of the Board of Las Vegas Railway Express, a start-up passenger railroad which will operate between Los Angeles and Las Vegas. He has served as a director of nine other public companies, including Carlyle Industries, Inc., Cleveland-Cliffs, Inc., R.P. Scherer Corporation, Global Natural Resources Corporation and Recognition International, Inc. Earlier in his career, Mr. Lamphere was Vice President of Mergers and Acquisitions at Morgan Stanley.

John D. McPherson
Independent Director Nominee	Age: 66 Director since: 2008 CSX Committees: Finance / Public Affairs Other Public Directorships: Las Vegas Railway Express

John D. McPherson joined the Board in July 2008. He served as President and Chief Operating Officer of Florida East Coast Railway, a wholly-owned subsidiary of Florida East Coast Industries, Inc., from 1999 until his retirement in 2007. From 1993-1998, Mr. McPherson served as Senior Vice President – Operations, and from 1998-1999, he served as President and Chief Executive Officer of the Illinois Central Railroad. Prior to joining the Illinois Central Railroad, Mr. McPherson served in various capacities at Santa Fe Railroad for 25 years. As a result of his extensive career in the rail industry, Mr. McPherson serves as an expert in railroad operations.

Mr. McPherson currently serves on the board of directors of Las Vegas Railway Express, a start-up passenger railroad which will operate between Los Angeles and Las Vegas. From 1997-2007, Mr. McPherson served as a member of the board of directors of TTX Company, a railcar provider and freight car management services joint venture of North American railroads.

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Timothy T. O’Toole
Independent Director Nominee	Age: 57 Director since: 2008 CSX Committees: Finance / Governance Other Public Directorships: FirstGroup, plc

Timothy T. O’Toole joined the Board in September 2008. Mr. O’Toole is currently the Chief Executive Officer of FirstGroup, plc, a leading transportation company that primarily provides rail and bus services. FirstGroup, a publicly traded company on the London Stock Exchange, employs approximately 120,000 throughout the U.K. and North America and transports some 2.5 billion passengers a year. Mr. O’Toole previously served as the Managing Director of the London Underground from 2003 through April 2009, where he was responsible for operating and rebuilding the Tube, the world’s oldest metropolitan railway. Mr. O’Toole brings to the Board over 25 years of railroad industry experience. He also provides invaluable operational experience in crisis management evidenced by his leadership following a terror attack on the London Underground in 2005.

Previously, he served as President and Chief Executive Officer of Conrail from 1998 to 2001. During his more than 20 years at Conrail, he served in various senior management roles, including Senior Vice President of Law and Government Affairs, Senior Vice President of Finance and Chief Financial Officer, Vice President and Treasurer, and Vice President and General Counsel. Mr. O’Toole also serves as a member of the board of FirstGroup.

David M. Ratcliffe
Independent Director Nominee	Age: 64 Director since: 2003 CSX Committees: Finance / Public Affairs / Executive Other Public Directorships: SunTrust Bank

David M. Ratcliffe has served as a director of CSX since January 2003. Mr. Ratcliffe retired from his position as Chairman, President and Chief Executive Officer of Southern Company, one of America’s largest producers of electricity, in December of 2010. He had held that position since 2004. From 1999 until 2004, Mr. Ratcliffe was President and Chief Executive Officer of Georgia Power, Southern Company’s largest subsidiary. Prior to becoming President and Chief Executive Officer of Georgia Power in 1999, Mr. Ratcliffe served as Executive Vice President, Treasurer and Chief Financial Officer.

Mr. Ratcliffe serves on the board of directors of SunTrust Bank. He also serves as a member of the boards of various organizations, including GRA Venture Fund, LLC, Georgia Research Alliance, Children’s Healthcare of Atlanta, Urjanet, a software start-up company, and the Centers for Disease Control Foundation. As Chairman, President and Chief Executive Officer of Southern Company, Mr. Ratcliffe participated in a heavily regulated industry with operations in substantial portions of the CSX service territory. Through this experience, he provides expertise in an ever-changing regulatory environment, which includes important public policy matters such as climate change legislation.

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Donald J. Shepard
Independent Director Nominee	Age: 66 Director since: 2003 CSX Committees: Audit / Compensation / Executive Other Public Directorships: The PNC Financial Services Group, Inc. and the Travelers Companies, Inc.

Donald J. Shepard has served as a director of CSX since January 2003. In 2008, Mr. Shepard retired as Chairman of the Board and Chief Executive Officer of AEGON, N.V., an international life insurance and pension company.

Mr. Shepard currently serves as a member of the boards of directors of The PNC Financial Services Group, Inc. (“PNC”) and the Travelers Companies, Inc. He was also a director of Mercantile Bankshares Corporation until 2007, when the company was acquired by PNC. Mr. Shepard is also a director of the U.S. Chamber of Commerce. Through his executive positions with AEGON, Mr. Shepard brings financial and risk management expertise to the CSX Board. Through his leadership role with the U.S. Chamber of Commerce, he also brings significant insight into developing business trends and opportunities and risk management.

Michael J. Ward
Management Director	Age: 62 Director since: 2003 CSX Committee: Executive Other Public Directorships: Ashland Inc.

Michael J. Ward is a thirty-five year veteran of the Company and has served as Chairman, President and Chief Executive Officer since January 2003. Mr. Ward’s career with the Company has included key executive positions in nearly all aspects of the Company’s business, including sales and marketing, operations, and finance.

Mr. Ward serves on the boards of directors of Ashland Inc., the Association of American Railroads and the American Coalition for Clean Coal Electricity.

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Congressman J.C. Watts, Jr.
Independent Director Nominee	Age: 55 Director since: 2011 CSX Committees: Governance / Public Affairs Other Public Directorships: Dillard’s, Inc. and ITC Holdings

Congressman J.C. Watts, Jr. has served as a director of CSX since May 2011. He is the Chairman and founder of J.C. Watts Companies, a multi-industry company headquartered in Washington, DC, with operations in Texas and Oklahoma. Congressman Watts has built a diverse business organization that includes Mustang Equipment, John Deere dealerships in Texas, as well as J.C. Watts Holdings, a private equity investment company and Watts Partners, a government and public affairs consulting company.

Congressman Watts served in the U.S. House of Representatives from 1995 through 2002. During his tenure, he served on various committees, including the House Armed Services Committee, House Transportation and Infrastructure Committee and House Banking Committee. He was the author of the legislation which led to the creation of the House Select Committee on Homeland Security.

Congressman Watts currently serves as a director on the boards of directors of Dillard’s, Inc. and ITC Holdings. He served on the board of directors of Burlington Northern Santa Fe Corporation from 2003 until its acquisition by Berkshire Hathaway in 2010. Through his service on the board of Burlington Northern Santa Fe, he has experience in the operations of a Class I Railroad. As a former Congressman, he brings extensive legislative experience to the CSX Board of Directors.

J. Steven Whisler
Independent Director Nominee	Age: 58 Director since: 2011 CSX Committees: Audit / Compensation Other Public Directorships: Brunswick Corporation and International Paper Co.

J. Steven Whisler has served as a director of CSX since May 2011. He is the retired Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, where he served in many roles from 1981 until being named Chief Executive Officer in 2000. During his tenure at Phelps Dodge, Mr. Whisler was instrumental in the implementation of its “Zero and Beyond” safety program designed to eliminate workplace injuries and its “Quest for Zero” process-improvement program designed to, among other things, eliminate environmental waste while enhancing product quality.

Mr. Whisler currently serves on the boards of directors of Brunswick Corporation and International Paper Co. He also served as director of US Airways Group, Inc. from 2005 until 2011, and Burlington Northern Santa Fe from 1995 until its acquisition by Berkshire Hathaway in 2010. Through his tenure on the Burlington Northern Santa Fe board of directors and as a former executive in the mining industry, Mr. Whisler brings to the Board invaluable safety program experience, railroad knowledge and familiarity with one of the Company’s key markets.

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What are the directors’ qualifications to serve on the CSX Board of Directors?

The table below highlights the qualifications and experience of each director that resulted in the Board’s determination that each nominee is uniquely qualified to serve on the Board.

Director Qualifications and Experience	Alvarado	Breaux	Carter	Halverson	Kelly	Lamphere	McPherson	O’Toole	Ratcliffe	Shepard	Ward	Watts	Whisler
BUSINESS OPERATIONS gives directors a practical understanding of developing, implementing and assessing the Company’s operating plan and business strategy.	*	*	*	*	*	*	*	*	*	*	*	*	*
CORPORATE GOVERNANCE experience supports Board and management accountability, transparency and protection of shareholder interests.	*	*	*	*	*	*		*	*	*	*	*	*
FINANCE / CAPITAL ALLOCATION experience is important in evaluating the Company’s capital structure.			*	*	*	*	*	*	*	*	*		*
FINANCIAL EXPERTISE / LITERACY is important because it assists directors with their oversight of financial reporting and internal controls.	*	*	*	*	*	*	*	*	*	*	*	*	*
GOVERNMENT / PUBLIC POLICY experience is important in understanding the regulatory environment in which the Company operates.	*	*	*				*	*	*		*	*	*
RISK MANAGEMENT experience is critical to the Board’s risk oversight role.	*		*	*	*		*	*	*	*	*		*
MARKETING/SALES experience is important to understanding the Company’s business strategies in developing new markets.			*	*			*	*	*	*	*		*
TALENT MANAGEMENT experience is valuable in helping the Company attract, motivate and retain high performing employees, including succession planning efforts.	*		*	*	*		*	*	*	*	*		*
TRANSPORTATION INDUSTRY experience is important to understanding the dynamics within the freight transportation sector.		*				*	*	*			*	*	*

What if a nominee is unable to serve as director?

If any of the nominees named above is not available to serve as a director at the time of the Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors.

Director Independence

The Board annually evaluates the independence of each of its directors and, acting through its Governance Committee, the performance of each of its directors. The Board has determined that 12 of the 13 nominees for election as directors are independent under the listing standards of the NYSE. In making this determination, the Board considered the NYSE listing standards, as well as transactions or relationships, if any, between each director, director nominee or his or her immediate family and the Company or its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were material and thus inconsistent with a determination that the director or nominee is independent.

In February 2013, the Board determined that there were no relationships with any of the non-management director nominees that would preclude an affirmative independence determination. Accordingly, the Board affirmatively determined that each of the director nominees, other than Mr. Ward, as a management director, is independent under the NYSE listing standards.

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Principles of Corporate Governance

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to shareholders and to the Company. The Board has adopted Corporate Governance Guidelines that reflect the high standards that employees, investors, customers, suppliers and others can and should expect. Key corporate governance principles observed by the Board and the Company include:

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Nomination of a slate of directors for election to the Company’s Board, a substantial majority of which are independent, as that term is defined in applicable laws and NYSE listing standards;

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Establishment of qualification guidelines for director candidates and review of each director’s performance and continuing qualifications for Board membership;

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The requirement that the Governance, Compensation and Audit Committees be comprised solely of independent directors;

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Authority for the Governance, Compensation and Audit Committees to retain outside, independent advisors and consultants when appropriate;

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Adoption of a Code of Ethics, which meets applicable rules and regulations and covers all directors, officers and employees of CSX, including the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Controller;

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Adoption of a Policy Regarding Shareholder Rights Plans, establishing parameters around the adoption of any future shareholder rights plan, including the expiration of any such plan within one year of adoption if the plan does not receive shareholder approval or ratification; and

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Adoption of a Policy Regarding Shareholder Approval of Severance Agreements, requiring shareholder approval of certain future severance agreements with senior executives that provide benefits in an amount exceeding a threshold set forth in the policy.

CSX’s Corporate Governance Guidelines, Code of Ethics, and the charters of each standing committee are available on the Company’s website at http://investors.csx.com under the heading “Corporate Governance”. Shareholders may also request a free copy of any of these documents by writing to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202. Any waivers of or changes to the Code of Ethics that apply to our directors or executive officers will be disclosed on CSX’s website at http://www.csx.com. There were no waivers to the Code of Ethics in 2012.

Shareholders who wish to communicate with the Board, or with a particular director, may forward appropriate correspondence to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202. Pursuant to procedures established by the non-management directors of the Board, the Office of the Corporate Secretary will forward appropriate correspondence to the Board or a particular director. Appropriate correspondence generally includes any legitimate, non-harassing inquiries or statements. Interested parties who wish to communicate with the Presiding Director or non-management directors may forward correspondence to CSX Corporation, the Presiding Director, CSX Board of Directors, 500 Water Street, C160, Jacksonville, FL 32202.

Board of Directors Role in Risk Oversight

The Board of Directors has oversight responsibility with respect to the Company’s risk management processes. This includes understanding the Company’s philosophy and strategy towards risk management and mitigation. Management reports periodically to the Board of Directors and to specific committees on current risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether Management is responding consistently within the Company’s overall risk management and mitigation strategy.

The Audit Committee is primarily responsible for overseeing the process by which risks are managed. This includes determining that Management has established effective risk management practices to identify, assess, and manage the organization’s most significant risk exposures. Management routinely reports to the Audit Committee on risk management processes and the risk identification and evaluation results. The Company has also established an internal Risk Oversight Committee that reviews the Company’s risk profile and provides a methodology and framework for risk management and mitigation processes.

Transactions With Related Persons and Other Matters

CSX operates under a Code of Ethics that requires all employees, officers and directors, without exception, to avoid engaging in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to CSX than could be obtained from an unrelated person. The Audit Committee is responsible for review and oversight of all transactions with related persons. CSX has not adopted written procedures for reviewing related person transactions, but generally follows the procedures described below.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which CSX (including any of its subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000 in any fiscal year, and in which any Related Person had, has, or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

CSX considers a “Related Person” to be: (i) any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of any class of CSX’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

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On an annual basis in response to the Directors and Officers Questionnaire (“Questionnaire”), each director, director nominee and executive officer submits to the Corporate Secretary a description of any current or proposed Related Person Transactions. Directors and executive officers are expected to notify the Corporate Secretary of any updates to the list of Related Person Transactions during the year. If Related Person Transactions are identified, those transactions are reviewed by the Audit Committee.

The Audit Committee will evaluate Related Person Transactions based on:

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information provided by the Board during the required annual affirmation of independence;

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applicable responses to the Questionnaires submitted by the Company’s officers and directors and provided to the Audit Committee; and

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any other applicable information provided by any director or officer of the Company.

In connection with the review of any Related Person Transaction, the Audit Committee will consider whether the transaction will be a conflict of interest or give the appearance of a conflict of interest. In the case of any Related Person Transaction involving an outside director or nominee for director, the Audit Committee will also consider whether the transaction will compromise the director’s status as an independent director as prescribed in the NYSE listing standards. There were no Related Person Transactions in 2012.

Board Leadership and Committee Structure

CSX combines the roles of Chairman and Chief Executive Officer, which is balanced through the appointment of an independent Presiding Director. The Board believes that combining the positions of Chairman and Chief Executive Officer provides clarity of leadership and is in the best interests of the Company and shareholders at this time. The Board believes that the use of a Presiding Director with carefully delineated duties provides appropriate independent oversight of Management. Independent oversight has been further assured by having only one member of Management on the Board. The non-management directors regularly meet alone in executive session at Board meetings.

The Presiding Director is an independent director selected annually by the Governance Committee. Mr. Kelly currently serves as the Presiding Director. The duties of the Presiding Director include: (i) presiding at all meetings of the Board at which the Chairman is not present; (ii) serving as liaison between the Chairman and the independent directors; (iii) approving information, meeting agendas and meeting schedules sent to the Board; (iv) calling meetings of independent directors when appropriate; (v) pre-clearing all transactions in CSX securities by a director, the President and Chief Executive Officer, and the Executive Vice President-Law & Public Affairs, General Counsel and Corporate Secretary; and (vi) being available for direct communication with major shareholders as appropriate.

The CSX Board has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Governance Committee, and the Public Affairs Committee. Each of these committees has a written charter approved by the Board, a copy of which can be found on the Company’s website at http://investors.csx.com under the heading “Corporate Governance”. As of the Record Date, the composition of the committees of the Board is as follows.

Director	Audit	Compensation	Executive	Finance	Governance	Public Affairs
Donna M. Alvarado
John B. Breaux						Chair
Pamela L. Carter
Steven T. Halverson		Chair
Edward J. Kelly, III					Chair
Gilbert H. Lamphere
John D. McPherson
Timothy T. O’Toole
David M. Ratcliffe				Chair
Donald J. Shepard	Chair
Michael J. Ward			Chair
J. C. Watts, Jr.
J. Steven Whisler

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Executive Committee

The Executive Committee meets only as needed and has authority to act for the Board on most matters during the intervals between Board meetings, except where action by the full Board is specifically required or where authority is specifically limited to the Board. Pursuant to the Committee Charter, a notice of a meeting of the Executive Committee is required to be provided to all Board members. The Executive Committee has six members, consisting of the Chairman of the Board, the Presiding Director and the chairs of each of the five standing committees. The Committee did not meet in 2012.

Audit Committee

The primary functions of the Audit Committee include oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Independent Auditors’ qualifications and independence; (iv) the Company’s risk management processes; and (v) the performance of the Independent Auditors and the Company’s internal audit function.

The Audit Committee recommends the Independent Auditors and the Board approves the selection. This appointment is then submitted to shareholders for ratification. The Audit Committee also approves compensation of the Company’s Independent Auditors, reviews the scope and methodology of the Independent Auditors’ proposed audits, reviews the Company’s financial statements, and monitors the Company’s internal control over financial reporting by, among other things, discussing certain aspects thereof with the Independent Auditors and Management. The Audit Committee is responsible for the approval of all services performed by the Independent Auditors. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any approvals to the full Audit Committee at the next scheduled meeting. All engagements expected to cost $250,000 or more require pre-approval of the full Audit Committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. Finally, the Committee maintains procedures for the receipt and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters.

The Audit Committee has four members, each of whom the Board has determined to be independent pursuant to the independence standards promulgated by the NYSE and the SEC. The Committee held nine meetings in 2012.

The Board has determined that the Company has at least one audit committee financial expert, as that term is defined by SEC rules and regulations, serving on the Audit Committee. Mr. Shepard is the Committee’s financial expert and is independent pursuant to the standards promulgated by the NYSE and the SEC. Please refer to the Report of the Audit Committee below for additional information.

Compensation Committee

The primary functions of the Compensation Committee are to: (i) establish the Company’s philosophy with respect to executive compensation and benefits; (ii) periodically review the Company’s compensation practices and policies, benefit plans, and perquisites applicable to all employees and executives to ensure consistency with the Company’s compensation philosophy; (iii) assure that the Company’s benefit plans, practices, programs and policies maintained for employees and directors comply with all applicable laws; (iv) in consultation with the Board, review and approve corporate goals and objectives relevant to compensation and benefits for the CEO, and evaluate the CEO’s performance in light of those goals and objectives, and as directed by the Board, set the level of compensation of the CEO based on such evaluation; (v) review and recommend approval of management compensation and Company compensation plans, including benefits for key employees as determined by the Committee from time to time; (vi) establish performance objectives for certain executives, and certify the attainment of those objectives in connection with the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”); and (vii) review the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement and, as appropriate, recommend to the Board for approval the inclusion of the CD&A section in the Company’s Annual Report on Form 10-K and Proxy Statement. In addition, the Committee monitors the administration of certain executive and management compensation and benefit programs.

The Compensation Committee has five members, all of whom are: (i) “outside directors” within the meaning of regulations promulgated pursuant to Section 162(m); (ii) “non employee directors” within the meaning of Rule 16b-3 of Securities and Exchange Act of 1934; and (iii) independent pursuant to the independence standards promulgated by the NYSE. The Committee held six meetings in 2012. For additional information regarding the functions of the Compensation Committee, please see “What is the role of the Compensation Committee” in the CD&A section of this Proxy Statement.

Finance Committee

The Finance Committee provides general oversight and review of financial matters affecting the Company, including the monitoring of corporate debt, cash flow, and the assets and liabilities maintained by the Company and its affiliates in conjunction with employee benefit plans, including monitoring the funding and investment policies and performances of the assets. This four-member Committee held five meetings in 2012.

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Governance Committee

The Governance Committee of the Board identifies individuals qualified to become board members and recommends candidates for election to the Board. In addition, the Committee develops criteria regarding director qualification and reviews and recommends changes in Board composition, committee structure, and director compensation. The Committee develops, recommends and monitors corporate governance principles and conducts regular evaluations of director performance and of the effectiveness of the Board as a working group. The Committee has five members and is composed solely of independent directors pursuant to the independence standards promulgated by the NYSE. The Committee held five meetings in 2012.

The Governance Committee generally identifies nominees for directors through its director succession planning process. The Committee will also consider persons recommended by shareholders of the Company in selecting director nominees. Potential nominees suggested by shareholders will be evaluated by the Committee on the same basis as individuals identified directly by the Committee or from other sources. For more information on director nominees, see Item 1: Election of Directors.

Shareholders who wish to nominate a director nominee should do so in accordance with the nomination provisions of the Company’s bylaws. In general, a shareholder nomination for the 2014 Annual Meeting should be delivered to the Company at least 90 days but no more than 120 days prior to the first anniversary of this year’s Annual Meeting date unless the date of the 2014 Annual Meeting is more than 30 days before or more than 70 days after such anniversary, in which case the proposal must be received not earlier than the 120th day prior to the anniversary date of the 2013 Annual Meeting and not later than the close of business on the later of the 90th day prior to the anniversary date of the 2013 Annual Meeting and the 10th day following the day on which the Company first publicly announces the date of the 2014 Annual Meeting. Nominations should be accompanied by a description of the proposed nominee’s qualifications and experience and his or her consent to serve if elected. A shareholder’s notice regarding any such nomination should also indicate the nominating shareholder’s name and address and the class and number of shares that he or she owns along with all other information required under Article I, Section 11(a)(ii) of the Company’s bylaws.

Public Affairs Committee

The Public Affairs Committee reviews significant legal, legislative and regulatory initiatives and rulemaking by federal, state, local and foreign government authorities, as well as other public issues of significance that affect the Corporation and its shareholders. The Committee also reviews key issues, assumptions, risks and opportunities that relate to the development and implementation of the Company’s operations, safety and advanced engineering initiatives. Additionally, the Committee provides oversight of the Corporation’s compliance with legal requirements and internal policies relating to equal employment, diversity in the workplace, employee safety and environmental protection. This six-member Committee held five meetings during 2012.

Meetings of the Board and Executive Sessions

During 2012, there were seven meetings of the Board. Each of the current directors attended 75% or more of the meetings of the Board and the committees on which he or she served. The non-management directors meet alone in executive session at each Board meeting. These executive sessions are chaired by the Presiding Director. In accordance with the CSX Corporate Governance Guidelines, the independent directors (when different than non-management directors) meet in executive session at least once a year. While the Company does not have a formal policy regarding director attendance at annual shareholder meetings, the Company strongly encourages directors to attend absent an emergency.

Director Compensation

The Board periodically, but at least once every three years, reviews and sets the compensation for non-management directors based on the recommendation of the Governance Committee. Director compensation includes both cash and stock-based components. In recommending the amount and form of director compensation, the Committee considers, among other factors, the level of compensation necessary to attract and retain qualified, independent directors. In December 2012, the Governance Committee reviewed director compensation and approved an annual $20,000 retainer for the Presiding Director, as well as a $5,000 increase in the retainer for chair of the Compensation Committee. These changes took effect in 2013.

During 2012, each non-employee director received an annual retainer of $75,000, which was payable in cash unless the director chose to receive his or her fee in the form of CSX common stock. The chair of each Board committee other than the Audit Committee received an additional $10,000. The Chair of the Audit Committee received an additional $15,000, and each member of the Audit Committee also received an additional $5,000. At the February Board meeting, each non-employee director also received an annual grant of common stock in the amount of $150,000 based on the average closing price of CSX stock in the months of November, December and January.

Each director was eligible to defer all or a portion of his or her director’s fees in 2012, including cash compensation and stock, under the CSX Directors’ Deferred Compensation Plan (the “Directors’ Plan”). Cash deferrals are credited to an unfunded account and invested in various investment choices or deferred as shares of CSX common stock. The investment choices parallel the investment options offered to employees under CSX’s 401(k) plan. Stock deferrals are automatically held as outstanding shares in a rabbi trust, with dividends credited in the form of shares.

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Directors also are eligible to receive other compensation and benefits as discussed below. Mr. Ward does not receive compensation for his services as a director.

2012 Directors’ Compensation Table

The following table summarizes the compensation earned by each of the non-employee directors in 2012.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total[4] ($)
Donna M. Alvarado	$80,000	$151,257	-	-	-	$2,368	$233,625
John B. Breaux	$85,000	$151,257	-	-	-	$23,485	$259,742
Pamela L. Carter	$75,000	$151,257	-	-	-	$48,756	$275,013
Steven T. Halverson	$90,000	$151,257	-	-	-	$51,150	$292,407
Edward J. Kelly, III	$85,000	$151,257	-	-	-	$51,150	$287,407
Gilbert H. Lamphere	$75,000	$151,257	-	-	-	$51,150	$277,407
John D. McPherson	$75,000	$151,257	-	-	-	$41,150	$267,407
Timothy T. O’Toole	$75,000	$151,257	-	-	-	$11,209	$237,466
David M. Ratcliffe	$85,000	$151,257	-	-	-	$51,150	$287,407
Donald J. Shepard	$95,000	$151,257	-	-	-	$51,150	$297,407
J.C. Watts	$75,000	$151,257	-	-	-	$1,150	$227,407
J. Steven Whisler	$80,000	$151,257	-	-	-	$46,150	$277,407

1

Fees Earned or Paid in Cash - Includes a cash retainer of $75,000 and any Committee Chair or Audit Committee fees earned in 2012. Messrs. Breaux, McPherson, Ratcliffe and Shepard elected to defer 100% of their cash retainers and fees in the form of stock into the CSX Directors’ Deferred Compensation Plan.  Mr. Watts elected to defer 20% of his cash retainer and fees in the form of stock into the CSX Directors’ Deferred Compensation Plan. Ms. Alvarado elected to defer 100% of her cash retainer and fees in the form of cash into the CSX Directors’ Deferred Compensation Plan.

2

Stock Awards - Amounts disclosed in this column are based on the grant date fair value of the annual stock grant to directors.

3

All Other Compensation – Includes excess liability insurance, Company matches under the Matching Gift Program and incidental costs associated with Board and Committee meetings. Under the Matching Gift Program, the Company makes direct contributions to approved charities selected by a director who contributes his or her own funds as well. The only perquisites to exceed $10,000 for any director were Company matches under the Matching Gift Program, which included matches in the following amounts: $12,500 for Senator Breaux, $47,500 for Ms. Carter, $50,000 for each of Messrs. Halverson, Kelly, Lamphere, Ratcliffe and Shepard, $40,000 for Mr. McPherson, $10,000 for Mr. O’Toole and $45,000 for Mr. Whisler.

4

Total - The differences in the amounts in this column are largely attributable to fees for committee Chairs, for service on the Audit Committee and the Company match on charitable contributions under the Matching Gift Program.

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines to better align the interests of non-employee directors with the interests of shareholders. These guidelines require that all non-employee directors own shares of CSX common stock. Within five years of election to the Board, a non-employee director is expected to acquire and hold an amount of CSX common stock equal in value to five times the amount of such non-employee director’s annual retainer. Moreover, non-employee directors may only dispose of shares held in excess of 120% of the applicable ownership threshold. If the annual retainer increases, the non-employee directors will have five years from the time of the increase to acquire any additional shares needed to satisfy the guidelines. Further information on the Stock Ownership Guidelines is available on CSX’s website at http://investors.csx.com under the heading “Corporate Governance”.

Charitable Gift Plan

Directors elected before 2004 are eligible to participate in the CSX Directors’ Charitable Gift Plan (“Charitable Plan”). Under the Charitable Plan, if a director serves for five consecutive years, CSX will make contributions totaling $1 million on his or her behalf to charitable institutions designated by the director. Contributions to designated charities are made in installments, with $100,000 payable upon the director’s retirement and the balance payable in installments of $100,000 per year, starting at the time of the director’s death. Only four current directors are eligible to participate in the Charitable Plan.

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Matching Gift Plan and Other Benefits

Directors may participate in the CSX Matching Gift Program, which is considered an important part of CSX’s philanthropy and community involvement. CSX will match director contributions to organizations that qualify for support under Company guidelines, up to a maximum annual CSX contribution of $50,000 per director. During 2012, 18 philanthropic organizations in areas served by the Company received $430,534 under the Matching Gift Program. The matching amounts are included in the Directors’ Compensation Table.

In addition, CSX makes available to directors personal excess liability insurance at no expense to the directors. During 2012, the excess liability insurance premium, which is reflected in the “All Other Compensation” column of the Directors Compensation Table, was $1,150 for each participating director.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes and analyzes the principles of the Company’s executive compensation program, how those principles are applied and how the Company’s compensation programs are designed to drive performance. This CD&A focuses on the compensation of the Company’s Named Executive Officers (“NEO”) as set forth below.

Name	Title
Michael J. Ward	Chairman, President and Chief Executive Officer (“CEO”)
Fredrik J. Eliasson	Executive Vice President and Chief Financial Officer (“CFO”)
Clarence W. Gooden	Executive Vice President and Chief Commercial Officer (“CCO”)
Oscar Munoz	Executive Vice President and Chief Operating Officer (“COO”)
Ellen M. Fitzsimmons	Executive Vice President, General Counsel and Corporate Secretary
Lisa A. Mancini	Senior Vice President and Chief Administrative Officer

On January 23, 2012, the Company announced the following executive management changes: (i) Oscar Munoz was appointed as Executive Vice President and Chief Operating Officer; and (ii) Fredrik J. Eliasson succeeded Mr. Munoz as Executive Vice President and Chief Financial Officer. Pursuant to SEC rules, Mr. Munoz and Mr. Eliasson are shown as CFO in the compensation tables since they both served in that capacity at different times during 2012. As a result, Ms. Mancini has also been included as an NEO in the CD&A for 2012.

Executive Overview

2012 Business Highlights

CSX’s 2012 performance illustrated the underlying strength of the business and the Company’s ability to deliver value for customers and shareholders in challenging conditions, while preparing for long-term growth. Despite substantial gains in the Company’s intermodal and merchandise businesses, including automotive, significant declines in coal volumes impaired top-line growth for the year. CSX’s operational performance was strong, posting significant safety, service and productivity gains for the year. Below are notable business highlights for 2012.

•

Record operating income and operating ratio of $3.457 billion and 70.6%, respectively

•

Quarterly cash dividend increased nearly 17% to $0.14 per share

•

Repurchase of approximately 34 million shares of CSX common stock

•

Automotive revenue exceeded $1 billion for the first time in Company history

•

Strong operating performance drove customer satisfaction to record levels

•

Lowest personal injury rate in Company history

Evolving Energy Marketplace

Over the past few years, North American energy markets have experienced a significant transformation as new technologies have enabled increased production of natural gas and crude oil. This shift has produced both challenges and opportunities for CSX and the rail industry as a whole.

The increased production of natural gas has led to significant and prolonged decreases in natural gas prices that, when combined with new environmental regulations, have caused many utility companies to shift baseload power generation from coal to natural gas. These low natural gas prices and resulting high coal stockpile levels adversely impacted domestic utility coal volumes in 2012. Despite these challenges, CSX has been able to capitalize on the export coal markets and other energy-related opportunities, which have helped partially offset the lower utility coal volumes.

New opportunities for CSX include the transportation of frac sand and drilling equipment used in the production of natural gas. In addition, the rail industry is also experiencing rapid demand growth for the transportation of crude oil originating in the Bakken Shale region in North Dakota and Montana. As a result of this increased production, CSX is transporting crude oil by rail to refineries in the Northeast.

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Positioning for Growth

Fundamental shifts in the domestic energy markets are improving the outlook for manufacturing in North America, with declining energy prices lowering manufacturing costs. As domestic manufacturing increases, demand for transportation to move raw materials and finished products throughout the country and to ports for export are likely to increase. Accordingly, CSX continues to position itself to grow its business by investing in resources and infrastructure to support high service levels. The Company remains focused on growth opportunities in intermodal, automotive, export coal, oil and gas related business and other areas. To capitalize on these opportunities, the Company continues to drive initiatives to enhance customer service for existing customers and compete for additional domestic and international volume.

Aligning Compensation Program with Leading Governance Practices

The Compensation Committee establishes compensation programs that incorporate leading governance principles. Highlighted below are certain executive compensation practices designed to drive performance and embody the compensation standards that CSX strives to employ.

CSX Compensation Practices Include:	CSX Compensation Practices Do NOT Include:
High percentage of executive compensation that is performance-based	Dividends or dividend equivalents on unvested performance shares
Performance measures that are highly correlated to shareholder value creation	Excise tax gross ups
An independent compensation consultant	Repricing of underwater options
Significant share ownership requirements for executives	Recycling of tax shares
Change of Control agreements that require a double trigger (i.e., change of control plus termination)	Hedging of CSX securities by executives
Clawbacks in short and long-term incentive plans	Pledging of CSX securities by executives

Aligning Executive Compensation with Company Performance

The Compensation Committee’s performance-based compensation philosophy is designed to attract and retain executives and motivate them to deliver superior performance results. The Compensation Committee structures the Company’s executive compensation program to reward short and long-term performance that creates value for shareholders. The compensation program is designed to strike an appropriate allocation between fixed and variable compensation while mitigating against unnecessary or inappropriate risk. Each NEO’s total compensation is heavily weighted towards performance-based awards with long-term incentive compensation comprising the majority of the target compensation.

Long-Term Incentive Compensation. The long-term incentive compensation plan utilizes operating ratio as its primary performance measure. Since inception of the current long-term incentive plan structure in 2006, the Company’s operating ratio has improved from 82.1% to 70.6% resulting in operating income increasing 124%, from $1.541 billion to $3.457 billion. During the 2010-2012 long-term incentive plan cycle, the operating ratio improved from 74.9% in 2009 (the last full year prior to adoption of the plan) to 70.6% in 2012. Despite this improvement, the Company did not reach its target goal of 67.8% based on its three-year business plan resulting in a below target payout of 24%, as described in greater detail below.

The Company’s performance has generated long-term incentive payouts that correspond to the improvements in operating performance since the Company began using operating ratio as the primary performance measure for long-term incentive compensation. Shareholder value has increased over the three-year and five-year periods ending December 28, 2012, providing total shareholder returns of 28% and 47%, respectively. Although the 2012 total shareholder return was slightly negative, earnings per share increased 7.2% from $1.67 in 2011 to $1.79 in 2012. The chart below shows the alignment between the CEO’s long-term incentive compensation plan (“LTIP”) payouts and the total shareholder return (“TSR”) during the periods covered by each of the long-term incentive plan cycles over the last five years.

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Short-Term Incentive Compensation. Operating income is the financial performance measure used to determine annual incentive compensation. The annual incentive compensation program also incorporates various strategic measures. Since 2005, operating income has increased 124% from $1.541 billion in 2005 to a record $3.457 billion in 2012. Despite the achievement of an all-time high operating ratio in 2012, the Company fell short of its target of $3.65 billion resulting in a below target payout of approximately 60%. The chart below shows the correlation between the CEO’s short-term incentive compensation payouts and the one-year TSR over the last five years.

CEO’s Total Compensation in 2012. The Summary Compensation Table contains a mix of earned pay and target value pay for long-term incentive compensation. It does not reflect the NEO’s actual or “realized” pay (“Realized Pay”) for the most recently completed fiscal year. The CEO’s Realized Pay could be worth more or less than what is shown in the Summary Compensation Table depending on the CEO’s performance and the Company’s financial results and stock price. The chart below shows the CEO’s Realized Pay for the 2012 fiscal year. Realized Pay includes the following:

•

base salary of $1.1 million paid during 2012

•

restricted stock units that vested during 2012 (paid in May 2012) with a payout value of $2.4 million

•

annual bonus of $792,000 earned for 2012 (paid in early 2013)

•

performance units earned for the 2010-2012 long-term incentive plan cycle (paid in early 2013) with a payout value of $895,225.

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Based on Company and individual performance, the CEO’s Realized Pay for 2012 was $5.2 million.

Executive Compensation Practices

What is CSX’s executive compensation philosophy?

The Committee believes that a strong, dedicated and engaged executive leadership team is essential to driving performance and delivering shareholder value. Accordingly, the Committee has designed the executive compensation program to motivate and reward the executive leadership team and align their compensation with the short-term and long-term performance of the Company. In designing the Company’s compensation program, the Committee considers shareholder input through its annual say-on-pay vote, and believes that the positive 2012 vote validates the Company’s compensation philosophy.

CSX’s compensation program is premised on the following two key principles:

•

Balanced, performance-based compensation is essential to enhancing shareholder value; and

•

The total executive compensation opportunity, including benefits, should be competitive with reasonable market practices.

These fundamental principles ensure that the Company’s executives are properly compensated and focused on specific performance factors that measure progress against the goals of the Company’s strategic business plan.

What are the specific objectives of the Company’s executive compensation program?

The executive compensation program is structured to achieve the following objectives:

•

Competitive Pay. Attract and retain talented, motivated, high-performing executives with specific skill sets and relevant experience.

•

Drive business and financial performance. Inspire leaders to achieve or exceed annual business goals.

•

Focus on long-term success. Mitigate risk and hold leaders accountable for long-term results to enable superior returns for shareholders over time.

•

Ownership. Align the long-term interests of executives with those of CSX’s shareholders by requiring that a significant portion of overall compensation be performance-based, to enhance the focus on shareholder value creation.

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What is the role of the Compensation Committee?

The development and approval of compensation and benefit plans for senior executives is the responsibility of the Compensation Committee of the Board (the “Committee”). The Committee is comprised solely of independent directors, and its membership currently consists of Steven T. Halverson, Committee Chair, Donna M. Alvarado, Edward J. Kelly, III, Donald J. Shepard and J. Steven Whisler. The members of the Committee are recommended by the Governance Committee and appointed by the Board annually.

The Committee strives to incent and reward performance through compensation plans that appropriately balance risks and incentives, and take into account substantial independent data and perspectives, as well as continuously evolving market practices. The Committee believes this balanced approach motivates management to drive positive outcomes while mitigating the risk that any one incentive could lead an executive officer to take actions that are not in CSX’s long-term interests. In assessing performance of the NEOs in connection with incentive compensation payouts, the Committee conducts a detailed review of strategic goals, which includes enterprise, legal, compliance and fraud risk assessments.

In establishing individual executive compensation opportunities and awarding actual payments, the Committee considers analyses and recommendations from its independent compensation consultant, competitive practices, the CEO’s recommendations (for senior executives other than himself), and internal practices. In determining opportunities and payouts, the Committee does not rely solely on guidelines, formulas or short-term changes in business performance. Key factors affecting these determinations include:

•

the nature, scope and level of the executive’s responsibilities internally relative to other executives, and externally based on market comparisons;

•

performance compared to the specific goals and objectives determined for CSX and for the individual executive at the beginning of the year;

•

contribution to CSX’s financial results;

•

contribution to CSX’s safety performance;

•

effectiveness in leading CSX’s initiatives to increase customer service, productivity, and employee development; and

•

contribution to CSX’s commitment to corporate responsibility, including the executive’s success in creating a culture of unyielding integrity and compliance with applicable laws and CSX’s ethics policies.

What is the role of the independent Compensation Consultant?

Pursuant to its charter, the Committee has sole authority to select, retain and terminate any consultant used to assist the Committee in discharging its duties, including the authority to approve or ratify payments and other retention terms to any consultant.

The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC (the “Consultant”), to provide objective analyses and to assist in the development and evaluation of the Company’s compensation programs. The Consultant reports directly to the Chairperson of the Committee and performs no other work for the Company. The Consultant generally attends all meetings where the Committee evaluates the overall effectiveness of the executive compensation programs or where the Committee analyzes or approves executive compensation. The Consultant is paid on an hourly fee basis, with such hourly rate approved by the Committee annually.

The Committee reviews the performance and independence of the Consultant on an annual basis, at which time they make a determination as to the renewal of the Consultant’s annual contract. Each year, the Committee considers all appropriate information relating to the independence of the Consultant and its professionals involved in the work performed for, and advice provided to, the Committee (including the criteria specified under the proposed NYSE listing standards). In 2012, the Committee determined that: (i) the relationships and work of the consulting firm and its professionals did not present any conflict of interest; and (ii) the Consultant and its professionals are independent for the purpose of providing advice to the Committee with respect to matters relating to the compensation of the executives and directors of the Company.

In 2012, the Consultant’s duties and responsibilities included:

•

reviewing various compensation programs and explaining their accounting, cash flow, tax, dilution, pay-for-performance, and other consequences including the total cost of different combinations of compensation and benefit programs, their prevalence and application;

•

assisting in the development of a peer group of companies for comparison purposes;

•

analyzing financial information, stock price, other performance data, CSX’s business needs and shareholder impact in the context of reviewing recommended compensation changes;

•

reviewing performance targets for the Company’s short-term and long-term incentive plans;

•

providing regular updates to the Committee with respect to current trends and developments in legislative and regulatory activity, compensation program design and governance;

•

undertaking an assessment of risk as it relates to the design of the Company’s incentive compensation plans; and

•

providing the Committee with an independence letter each year in a form approved by the Committee Chair.

The performance of the Consultant’s duties in 2012 required an understanding of relevant Company practices, critical business issues, human resource considerations, strategic initiatives, financial plans and actual results, performance drivers and cultural factors. In performing these duties, the Consultant met with the Company’s CEO, as well as the Senior Vice President and Chief Administrative Officer, and her staff.

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What is the role of the CEO in compensation decisions?

Mr. Ward reviews compensation benchmark data for members of his senior executive team (“Executive Team”). Using this data, he considers information on executive performance and scope of responsibility and makes individual compensation recommendations to the Committee for each Executive Team member, which includes the five most senior officers other than Mr. Ward. These recommendations include possible salary adjustments, generally considered every other year, and adjustments to the annual incentive compensation payout for Executive Team members based on individual performance during the previous year.

Mr. Ward also provides input on targets for performance-based compensation plans but does not participate in the formal determination of such targets. He does not review data or make recommendations with respect to his own compensation, nor is he present when the Committee discusses his individual compensation.

What is the Company’s process for evaluating risk in connection with its compensation programs?

The Committee believes appropriately structured compensation plans should take into consideration enterprise risks and avoid encouraging behavior that leads to inappropriate increases in the Company’s overall risk profile. Accordingly, management, the Committee and its Consultant routinely review the Company’s enterprise risks and compensation plan design to consider whether the plans incorporate the appropriate levels of risk and mitigate against unnecessary or excessive risk taking.

On an annual basis, management prepares a risk assessment that focuses primarily on the structure, key features and risk mitigating factors included in the Company’s cash and stock incentive compensation programs. This risk assessment: (i) describes the process for establishing the Company’s compensation programs; (ii) reviews the risks and mitigating factors present in the Company’s compensation plans; (iii) analyzes the relationship between the compensation programs and the Company’s enterprise risks identified through the Company’s business risk mitigation process; and (iv) provides recommendations for potential enhancements to further mitigate compensation risks. In 2012, management and the Consultant assessed the programs and concluded that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse impact on the Company.

The risk assessment helps the Committee ensure that the Company has designed and implemented appropriate risk management processes that foster a culture of risk-awareness and effectively evaluate the nature of the risks inherent in the Company’s compensation programs. In response to the recommendations from the risk assessments, the Company included a clawback provision in its 2012 short-term incentive compensation program similar to the clawback provisions contained in its long-term incentive compensation programs.

How does the executive compensation program mitigate against excessive risk taking?

The Committee believes the following elements of the Company’s executive compensation program serve to mitigate risk:

•

executive compensation appropriately balances between fixed and variable, short and long-term compensation;

•

significant weighting towards long-term incentive compensation discourages short-term risk taking;

•

rolling multi-year performance periods for the long-term incentive compensation program discourages short-term risk taking;

•

performance measures for short and long-term incentive awards apply to all eligible executives and employees alike, regardless of business unit;

•

performance measures for short and long-term incentive awards align with the Company’s strategic operating plan and focus on operating income, operating ratio, safety, customer service, operating efficiency and other strategic goals;

•

annual and long-term incentive awards include maximum payout caps;

•

short and long-term incentive compensation clawback provisions require repayment of awards in certain circumstances;

•

downward discretion available to the Committee to reduce incentive compensation payouts for Executive Team members;

•

strict internal controls over the measurement and calculation of performance measures protect against manipulation by employees;

•

multi-year vesting of equity awards and share ownership guidelines properly account for the time horizon of risk; and

•

discontinued use of options (in 2003) mitigates the risk of over-leveraged incentive compensation grants.

Furthermore, the Company’s executive compensation program is designed to reward consistent performance by heavily weighting the NEO’s compensation to long-term incentives that reward sustainable financial and operating performance. Moreover, the Committee believes that the Company’s approach to goal setting, establishment of targets with payouts at differing levels of performance, and evaluation of performance results serve to mitigate excessive risk-taking that could negatively impact shareholder value or reward poor judgment or execution by executives.

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How does CSX benchmark its competitive pay practices?

The Committee regularly evaluates competitive compensation data including data from peer railroad companies as well as general industry companies. Data includes broad surveys of general U.S. companies conducted by third parties and thorough analysis of proxy disclosures of other major U.S. railroads.

The Company benchmarks targeted and actual payout data for the NEOs, including base salary, short-term and long-term incentives (“Total Direct Compensation”), with that of similar positions at peer railroad and general industry companies. For purposes of reviewing targeted Total Direct Compensation amounts for NEOs, the Committee reviews market data at the 25th, 50th and 75th percentiles of comparator group compensation. When making compensation decisions, the Committee considers this market data, the scope of the individual’s responsibilities and performance and other factors previously discussed in this CD&A.

For 2012, the Company used a customized comparison group comprised of 19 primarily U.S.-based companies (the “Comparator Group”) to help determine compensation levels and mix. The Committee annually assesses and approves the Comparator Group to ensure that it continues to reflect market characteristics comparable to those of the Company, including revenue, assets, net income, market capitalization, number of employees, industry type and business complexity. The Company believes the use of the Comparator Group over the larger general industry group allows for a more refined analysis of various compensation components. For 2012, the Comparator Group was comprised of the following companies:

CSX Peer Group	Revenue (2011)	Market Cap (Dec. 31, 2011)
Air Products and Chemicals, Inc.	$10.08	$16.05
Ball Corporation	$8.63	$5.72
Burlington Northern Sante Fe(1)
Cameron International Corp.	$6.96	$12.08
Cooper Industries plc(2)	$5.41	$8.57
Cummins Distribution	$18.06	$16.74
Danaher Corporation	$16.09	$32.35
Dover Corporation	$7.95	10.66
Entergy Corporation	$11.23	$12.88
Illinois Tool Works	$17.79	$22.59
Ingersoll-Rand	$14.78	$9.05
Norfolk Southern Corporation	$11.17	$24.07
PPG Industries, Inc.	$14.94	$12.68
Praxair, Inc.	$11.25	$31.91
Raytheon Company	$24.86	$16.40
Southern Company	$17.68	$40.05
Union Pacific Railroad Co.	$19.58	$50.84
Waste Management, Inc.	$13.38	$15.06
Weyerhaeuser Company	$6.22	$10.02
25th Percentile	17.28	23.70
Median	12.32	15.56
75th Percentile	8.99	11.02
CSX Corporation	$11.74	$22.10

(1)

In 2010, Berkshire Hathaway acquired Burlington Northern Santa Fe (“BNSF”). Accordingly, market capitalization data is not available for BNSF.

(2)

On November 30, 2012, Eaton Corporation completed the acquisition of Cooper Industries plc (“Cooper”), at which time the shares of Cooper ceased trading on the NYSE. Accordingly, market capitalization data is no longer available for Cooper.

What are the elements of the Company’s executive compensation program?

CSX uses a variety of compensation elements including: (i) direct pay—base salary, short-term and long-term incentives; and (ii) indirect pay—employee benefits, including retirement benefits, nonqualified deferred compensation plans and limited perquisites.

The Committee makes its decisions concerning the specific compensation elements and total compensation paid or awarded to CSX’s NEOs within the framework described below and after consultation with the Consultant. The objective is to provide total pay opportunities that are competitive with those provided by peer companies in the railroad industry and general industry, with actual payment dependent upon performance. The Committee bases its specific decisions and judgments on whether each award or payment provides an appropriate incentive and reward for individual performance that is consistent with the Company’s compensation objectives. The Committee also periodically reviews the competitiveness of indirect pay.

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Were there any adjustments to NEO compensation in 2012?

Yes. As a result of changes in job scope and responsibilities, Mr. Munoz received a restricted stock grant upon his appointment as Chief Operating Officer and Ms. Mancini received a $50,000 increase in her base salary in connection with the assumption of additional leadership responsibilities. In addition, Mr. Eliasson was appointed as Chief Financial Officer with a base salary of $500,000, a target annual incentive opportunity of 90% of base salary and a target long-term incentive compensation grant of $1.5 million.

What is the target compensation mix for the CEO and other NEOs?

The Company’s compensation philosophy is based on the premise that a substantial portion of total compensation should be at-risk and consist of performance-based incentives that link to CSX’s financial and non-financial results. In addition, the Committee strives to strike an appropriate balance between short-term and long-term compensation. The mix between fixed and variable (performance-based) compensation and short-term and long-term compensation is designed to align the NEO’s financial incentives with shareholder interests. In 2012, approximately 69% of the CEO’s targeted Total Direct Compensation and an average of 64% of the other NEO’s targeted Total Direct Compensation was at-risk. The at-risk component of executive compensation means that if the Company did not meet or exceed the pre-established threshold financial performance levels, the executive would not receive a payout under the applicable incentive plan.

The chart below illustrates the amount of target Total Direct Compensation, including compensation that is at risk, for the CEO. Actual percentages may vary in a given year depending on the payouts under the incentive compensation programs.

Does the Company have clawbacks or non-compete agreements?

Yes. The Company utilizes clawback provisions and non-compete agreements in connection with its compensation plans.

Clawbacks:

Short-term Incentive Plan. The short-term incentive plan contains provisions for CSX’s Section 16 officers, which includes all NEOs, requiring the repayment to the Company of any award received if, within the two-year period following the receipt of the award, the Company is required to restate its financial statements due to accounting irregularities. The clawback requires amounts in excess of the otherwise proper award to be repaid to the Company.

Long-term Incentive Plan. Each LTIP contains provisions for Vice Presidents and above (“Senior Management”) that require the repayment to the Company of any award received if, within the two-year period following the receipt of the award, the employee violates certain conditions including: (i) separation from the Company and working for a competitor in a similar capacity as the participant has functioned during the past five years at the Company; or (ii) engaging in conduct that puts the Company at a competitive disadvantage. In the event the Company is required to restate its financial statements, due to accounting irregularities, the clawback also requires that amounts in excess of the otherwise proper award be repaid to the Company.

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Non-Compete Agreements:

Members of Senior Management are required to enter into formal non-compete agreements with the Company as a condition for participation in the LTIP cycles. The non-compete agreements allow the Company to preclude an employee from working for a competitor. The non-compete conditions are similar to those contained in the clawback provision but extend for a period of 18 months following separation from employment.

Base Salary

How is base salary determined?

The Committee determines a salary for each NEO based on its assessment of the individual’s experience, abilities, performance and contribution to CSX. For purposes of recruiting and retention, base salaries are determined following a review of benchmarked data of salaries paid for similar positions. Base salary may represent a larger or smaller percentage of Total Direct Compensation if actual performance under the incentive plans discussed below exceeds or falls short of performance targets.

Short-Term Incentive Compensation

How is short-term incentive compensation determined?

Short-term incentive compensation is designed to reward executives and other members of management for improving financial performance within a 12-month period. The Senior Executive Incentive Plan (“SEIP”) is the Company’s vehicle for providing annual incentive opportunities for the NEOs covered under Section 162(m). Under this shareholder-approved plan, the maximum amount payable is equal to the lesser of: (i) 0.3% of operating income for the CEO and 0.2% of operating income for each other NEO; or (ii) $3 million. The Committee may adjust this amount downward in its sole discretion.

In 2012, the Committee exercised its downward discretion by utilizing the same methodology and performance achievement used under the Company’s Management Incentive Compensation Plan (“MICP”) for the NEOs. The MICP is the Company’s annual incentive plan for eligible employees other than the NEOs. The MICP is 100% performance-based and requires attainment of both financial and strategic objectives. No payout is made under the MICP unless a preset operating income level is achieved, regardless of achievement of strategic goals. Applying the methodology utilized under the MICP, each NEO has an incentive opportunity expressed as a percent of base salary earned during the year (“Target Incentive Opportunity”). Under the MICP, the Target Incentive Opportunity for the NEOs in 2012 was 120% for Mr. Ward, 90% for Mr. Munoz, Mr. Gooden and Mr. Eliasson, and 80% for Ms. Fitzsimmons and Ms. Mancini. The actual payout is adjusted to reflect Company and individual performance.

The Committee reviews the Company’s performance against the preapproved performance goals for that year. The performance goals are divided between: (i) the financial measurement—operating income—which is based upon the Company’s business plan and can result in a payment between 0% and 120% of the NEO’s Target Incentive Opportunity; and (ii) the strategic measurements that can result in a payment between 0% and 40% of the NEO’s Target Incentive Opportunity. Therefore, the actual payout can range between 0% and 160% of the NEO’s Target Incentive Opportunity. In addition, payouts for all participants, including the NEOs, can be further adjusted downward to zero or upward by 20% based on individual performance.

The MICP operating income target for 2012 was set at $3.65 billion based on the Company’s business plan. Achievement of this operating income target would have produced a payout of 70% under the financial component. Depending on the level of achievement on the strategic component, which has a maximum payout of 40%, the total target payout could have ranged from 70%—110% of the Target Incentive Opportunity.

2012 MICP Achievement (Payout) Percentages
Operating Income	Financial Component	Strategic Component	Total Payout Range
Threshold – $3.418B	10%	0 - 40%	10 - 50%
Target - 2012 Business Plan - $3.65B	70%	0 - 40%	70 - 110%
Maximum - $4.1B	120%	0 - 40%	120 - 160%

The 2012 MICP included 20 strategic goals in the following categories: (i) operations and safety; (ii) finance and commercial; and (iii) strategy, governance and people. These categories were selected to ensure that senior executives balance financial goals with key operating and business initiatives that impact employees, customers, communities and shareholders. There is no formal or informal weighting assigned to the individual goals or categories, and the Committee considers strategic results based on a subjective evaluation.

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2012 MICP Strategic Performance Goals

	2012 MICP Goal	2012 Actual
Productivity
• Gross Ton Miles per Active Train and Engine Employee	9,000 – 9,500	9,073
• Gross Ton Miles per Active Horsepower Hour	3.90 – 3.95	3.79
Customer Service
• Improve Customer Satisfaction Score	7.35	7.40
• Reliability:
Industrial Switching Excellence	90%	91%
On-time originations	80%	89%
Committed Time of Arrival (CTA) Improvement	5.2%	18%
• Intermodal Availability	Confidential	Achieved
Safety
• Reduce Personal Injuries	Reduce Injuries	26% Reduction
• Reduce Train Accidents	Reduce Accidents	18% Reduction
Commercial
• Achieve “Same Store Sales” Price Increase	Confidential	Not Achieved
• Achieve business plan volume increases	4.7%	Not Achieved
Strategy, Governance and People

•

Implement public affairs and governance strategy for public/private partnerships and coal facility expansion projects with emphasis on (a) compliance, (b) proactive community engagement, and (c) innovative business solutions

•

Refine crisis and risk proficiency through continued training and development, focus on execution of individual departmental plans developed from 2011 enterprise crisis exercises

•

Implement comprehensive government relations and corporate communications strategy for the 2012 election cycle.

•

Advance Positive Train Control (“PTC”) implementation by developing, testing and installing PTC components in a manner that minimizes cost and service impact and ensures compliance with completion mandate (keep Congressional and regulatory constituencies informed of obstacles to timely PTC implementation)

•

Enhance cultural alignment, inclusion, and employee engagement with focus on improved business results and customer satisfaction

		Achieved (based on Compensation Committee Evaluation)
Advance “Grow to 65” Strategy

•

Enhance customer focus

•

Invest in capacity to meet export coal demand

•

Continue implementation of intermodal strategy to drive profitable domestic and international growth

•

Initiate total service integration for carload business focusing on improvement in first and last mile

		Interim Goals Achieved

What was the payout under the 2012 MICP?

The Company achieved a 2012 operating income of $3.457 billion, which resulted in a 20% payout for the financial component of the 2012 MICP. In determining the achievement of the strategic objectives, the Committee considered the Company’s improvements in operating performance and customer service levels, as well as the significant reductions in personal injuries and train accidents. CSX delivered a personal injury frequency rate of 0.69 injuries per 200,000 employee hours, a record low for the Company. In addition, the Company’s focus on resource adjustments and asset utilization generated $200 million of productivity savings for the year. Based on these factors, the Committee approved a maximum payout on the strategic component of the MICP of 40%.

The 20% payout for the financial component and the 40% payout of the strategic component resulted in a total overall payout of 60% of Target Incentive Opportunities. In accordance with the Company’s performance management program, actual MICP award payouts were adjusted upward or downward from the 60% based on individual performance and ranged from 0% – 70% of the participants’ Target Incentive Opportunities. The median individual payout was 60%.

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What was the 2012 short-term incentive compensation payout for the NEOs?

The Committee annually assesses the individual performance of each NEO and determines payout amounts as reported in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table. As in prior years, the payout for the NEOs was calculated pursuant to the methodology applied to the MICP and therefore, was substantially less than the maximum available to each individual under the SEIP.

Individual awards for the NEOs also varied based on performance. Mr. Ward’s annual incentive award payout was 60% of his target award. For the other NEOs, the payouts ranged between 60% and 63% based on individual performance.

How does the 2012 payout compare to prior year payouts?

The chart below illustrates the Company’s historical operating income and the percentage payout under the MICP since 2008.

MICP Payout History: 2008 – 2012 (Dollars in billions)
Year	2008	2009	2010	2011	2012
Operating Income (Target)	$2.475	$2.350	$2.500	$3.425	$3.650
Operating Income (Actual)(1)	$2.768	$2.285	$3.071	$3.418	$3.457
Overall Payout (as a percentage of target incentive opportunity)	150%	70%	155%	97%	60%

Has the short-term incentive plan been effective in driving Company performance?

The Company believes that the short-term incentive opportunities provided to the NEOs help drive the Company’s annual performance. Over the past five years, operating performance has improved consistently, and the Company continues its drive to further improve operating income. From 2008 to 2012, operating income improved from $2.768 billion to a Company record of $3.457 billion in 2012. The Committee believes that sustained improvements in operating income have played, and will continue to play, a critical role in the creation of shareholder value.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to enhance the relationship between executive compensation and the creation of shareholder value. This is accomplished by providing incentives based on performance measures that have historically driven long-term shareholder value, that are within management’s direct control and encourage long-term commitment and perspective.

Long-term incentives are granted under the shareholder-approved CSX Stock and Incentive Award Plan (“Stock Plan”). The Stock Plan allows multiple and varying types of awards and provides flexibility in compensation design. Award types can include stock options, restricted stock, restricted stock units, performance shares, performance units and stock appreciation rights.

What types of long-term incentive compensation did the NEOs receive in 2012?

In 2012, the Company continued to provide long-term incentives in the form of performance units and restricted stock units (“RSUs”) in order to provide a stable and balanced long-term incentive portfolio and maintain a strong link to shareholder value. This was achieved by determining a market competitive long-term incentive grant value for each NEO and allocating 75% of such value to performance units and 25% to time-based RSUs. This approach partially offsets market volatility and other external factors by sustaining a level of value while simultaneously preserving an incentive to meet performance goals.

Performance units are granted at the beginning of a thirty-two month period known as the performance cycle in accordance with the Company’s LTIP. Awards are paid in the form of CSX common stock at the end of the thirty-two month period based on attainment of pre-established performance goals.

RSUs represent a promise to issue shares of common stock if a participant remains employed by the Company for a defined period of time referred to as a restriction period. RSUs granted in 2012 vest three years after the date of grant. Participants receive cash dividend equivalents on the unvested shares during the restriction period. Unlike performance units, RSUs are not subject to any performance requirements. RSUs are subject to forfeiture if employment terminates before the end of the restriction period for any reason other than death, disability, or retirement. If employment terminates due to death, the award fully vests and the shares are distributed to the participant’s beneficiary. Upon termination as a result of disability or retirement, the participant receives a pro-rata award based on the number of months completed in the restriction period.

In determining the number of units to be granted under each long-term incentive vehicle, the value of the award for each NEO is divided by the average of CSX’s stock price for the full three-month period preceding the date of grant. Using the three-month average, instead of the stock price on the date of grant, reduces the impact of daily fluctuations in stock price.

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How is the LTIP structured?

New LTIP cycles begin in May of each year when the Committee grants performance units to participants. These grants are made following annual Board review of the Company’s three-year business plan, upon which the performance targets are set. Each LTIP cycle is designed to emphasize performance as measured by operating ratio while also aligning executives’ interests with those of shareholders by linking the payout’s value to share price. The thirty-two month performance cycles run concurrently, so the Company can have up to three active cycles during a given year. The 2010-2012 cycle closed on December 28, 2012. The 2011-2013 and 2012-2014 cycles remain in progress.

Each year, a market competitive annual long-term incentive grant value (in dollars) is identified for each position level and converted into the appropriate number of units based on the value of CSX common stock as described above. Actual payouts for each LTIP cycle, if any, occur in January of the year following the last year in the cycle. These payouts can vary significantly from the target grants in terms of both the number of shares paid out and the market value of CSX common stock at the time of payout. The value of a payout is derived by multiplying the number of performance units earned by the share price of CSX common stock at the time of payout. Based on actual performance, as discussed below, the payouts for the NEOs at the end of the performance cycle can range from 0% to 200% of the target grants. The Committee reserves negative discretion to reduce the payout of each of the NEO’s awards by as much as 30% based upon the Committee’s assessment of the achievement of strategic goals. Dividends are not paid on performance units for the outstanding LTIP cycles.

Performance units are subject to forfeiture if employment terminates before the end of the performance cycle for any reason other than death, disability, or retirement. If employment terminates due to death, disability, or retirement, participants receive a pro-rated portion of the award based on the number of months completed in the LTIP cycle.

How many performance units and RSUs were granted to the NEOs in 2012?

After establishing the market competitive annual long-term incentive award value (in dollars) for each NEO, the dollar value was then converted into a number of performance units and RSUs based on the average closing price of CSX stock for February, March, and April 2012, which was $21.67.

The table below indicates the number of performance units granted under the 2012-2014 LTIP cycle and the number of RSUs granted to each NEO on May 8, 2012.

NEO	2012 Long-Term Incentive Value	2012-2014 Performance Units (75% of Value)	2012 RSUs (25% of Value)	Total Performance Units and RSUs
Michael J. Ward	$6,000,000	207,660	69,220	276,880
Oscar Munoz	$2,000,000	69,220	23,073	92,293
Fredrik J. Eliasson	$1,500,000	51,915	17,305	69,220
Clarence W. Gooden	$2,000,000	69,220	23,073	92,293
Ellen M. Fitzsimmons	$1,500,000	51,915	17,305	69,220
Lisa A. Mancini	$1,200,000	41,532	13,844	55,376

Why is operating ratio used as the performance measure for the LTIP?

The Committee considers various financial measures for use as the key performance measure, such as operating ratio, free cash flow and return on invested capital. In 2012, the Committee approved the continuation of operating ratio as the performance measure, which is defined as annual operating expense divided by annual operating revenue adjusted by excluding nonrecurring items that are disclosed in the Company’s financial statements. Operating ratio was chosen due to its historically high correlation to Company stock price, alignment with shareholder interests and the ability of employees to understand the impact of their actions in relation to Company performance. It also motivates employees to support service improvements and maximize asset utilization. Operating ratio is measured in the final year of each performance cycle against the goals set by the Committee at the beginning of the cycle.

Operating ratio projections, as set forth in the Company’s three-year business plans, are used to establish the threshold, target and maximum payout goals under the applicable LTIP cycles. To achieve a payout at target or above, the operating ratio in the final year of each cycle requires attaining or outperforming the Company’s business plan goals.

What were the financial goals for the 2010-2012 LTIP cycle?

Under the 2010-2012 LTIP cycle: (i) an operating ratio of 70% was needed to achieve a threshold payout of 20%; (ii) an operating ratio of 67.8% was needed to achieve a target payout of 100%; and (iii) an operating ratio of 65% was needed to achieve a maximum payout of 200%. The performance levels for threshold, target and maximum payouts represented a 4.9, 7.1 and 9.9 percentage point improvement, respectively, over the 2009 operating ratio of 74.9%. These performance levels were subject to adjustment based on oil prices as discussed below.

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How are the performance levels adjusted for the price of oil?

At the time of adoption of the 2010-2012 LTIP cycle, provision was made for the adjustment of the operating ratio performance goals by a predetermined amount if the per barrel cost of oil varied significantly from the projected price range of $63 to $83 (“Price Range”) per barrel of West Texas Intermediate Crude (“WTIC”) established in 2010. This adjustment is included in the plan design for each LTIP cycle due to the significant impact volatile fuel prices have on expenses and operating ratio. The fuel-adjusted performance levels based on a $94.18 average price per barrel of WTIC resulted in a 70.7% threshold goal, a 68.5% target goal and a 65.8% maximum goal.

	Threshold	Target	Maximum
2012 Fuel-Adjusted Operating Ratio	70.7%	68.5%	65.8%
Percentage Payout	20%	100%	200%

Were there any additional goals established for the 2010-2012 cycle that impacted the payout for the NEOs?

Yes. The LTIP payout for the NEOs was also subject to a downward adjustment by the Committee of up to 30% based on performance against certain strategic goals established for the 2010-2012 LTIP cycle. In considering whether to implement a downward adjustment, the Committee took into account these strategic goals and other factors, including: (i) the potential total value of the individual and aggregate payouts relative to payouts to other participants in the plan; (ii) the Company’s share price at the time of Committee approval of any payouts; (iii) the specific contributions of the NEOs with consideration for their levels of corporate responsibility; (iv) leadership and strategic planning goals; (v) safety; and (vi) service measures. There is no formal or informal weighting assigned to the strategic goals.

The 2010-2012 cycle included the following strategic goals:

2010-2012 LTIP Strategic Goals:	Result
• Achieve profitable growth in volume	Achieved
• Enhance infrastructure for efficiency and service	Achieved
• Advance carload TSI initiative	Achieved

What was the actual payout for the 2010-2012 LTIP cycle?

Based on a 2012 operating ratio of 70.6%, the resulting payout was 24%. The payout for the 2010-2012 LTIP cycle was adversely impacted by volume declines in certain markets and freight traffic mix during 2012. Although this payout was subject to a downward adjustment of up to 30% for the NEOs based on performance against certain strategic objectives, the Committee did not utilize such downward discretion.

The stock price on the grant date in 2010 was $17.94 compared to a stock price on the date of payout of $20.81. Actual payout information for the NEOs is provided in the Options Exercised and Stock Vested Table.

Have the long-term incentive plans been effective in driving Company performance?

The Company believes its performance-based long-term incentive plan, which utilizes operating ratio as the performance measure, has been effective in driving Company performance. Operating performance continues to improve with operating ratio as the performance measure for long-term incentive compensation. As a result, the Company generated an all-time record operating ratio of 70.6% in 2012. The table to the right reflects the improvements in operating ratio for the five-year period from 2008-2012. The Committee believes that sustained improvement in operating ratio plays a critical role in the creation of long-term shareholder value.

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Benefits

What types of Retirement and Health and Welfare Benefits are provided to the NEOs?

Retirement Compensation:

CSX’s retirement programs consist of two components: a defined benefit pension plan and a 401(k) plan. The retirement programs described below are provided to the NEOs under the following plans:

•

CSX Pension Plan (the “Pension Plan”);

•

Special Retirement Plan for CSX Corporation and Affiliated Corporations (the “Special Retirement Plan”);

•

The Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (“CSXtra Plan”); and

•

The Executive Deferred Compensation Plan.

CSX Pension Plan

The Pension Plan is qualified under the Internal Revenue Code (“Code”) and covers CSX’s non-union employees. In general, pension benefits accrue in two different ways: (i) for employees hired before January 1, 2003, benefits accrue based on a “final average pay” (“FAP”) formula; and (ii) for employees hired on or after January 1, 2003, benefits accrue based on a “cash balance” formula.

CSX Special Retirement Plan

The Special Retirement Plan is a nonqualified plan and primarily provides benefits that are otherwise limited under the CSX Pension Plan due to the qualified plan Code provisions. Further information on the Pension Plan and Special Retirement Plan can be found in the footnotes to the Pension Benefits Table.

CSXtra 401(k) Plan

All CSX non-union employees may contribute to the Company-wide CSXtra Plan, which is a traditional qualified 401(k) plan. Participants may contribute on a pre-tax basis and receive Company matching contributions. The Company’s matching contribution is equal to 100% on the employee’s first 1% contribution, and 50% on the employee’s additional contributions up to 6% of base salary. Participants may invest contributions among available funds, which include the stable value fund, balanced fund, large cap value fund, S&P 500 Index fund, large cap growth fund, international equity fund, small cap value fund, retirement target date funds, and a CSX stock fund.

Executive Deferred Compensation Plan

CSX maintains an elective nonqualified executive deferred compensation plan (the “EDCP”) for the benefit of its eligible executives and certain other employees. The purpose of the EDCP is to provide executives with the opportunity to:

•

defer compensation in excess of qualified plan limits until retirement or another specified date or event; and

•

defer compensation to allow them to receive the full Company matching contribution of 3.5% of base salary not otherwise available to them under the 401(k) plan.

The types of compensation eligible for deferral include base salary, short-term incentive compensation (annual incentive), and LTIP awards.

Health and Welfare Benefits:

CSX provides health and welfare benefits to the NEOs on the same terms available to eligible management employees. The Company also provides basic life insurance and accidental death and dismemberment (“AD&D”) insurance coverage to all management employees, each of which is equal to two times their respective annual salaries. Both life and AD&D benefits were capped at $1,000,000 effective January 1, 2006, but employees who already had coverage in excess of $1,000,000 retained the prior cap of $3,000,000. The Company also provides to the NEOs, on the same basis as other employees, salary continuance in the event of short-term disability, long-term disability insurance, travel accident insurance and vacation based on length of service.

CSX sponsors a post-retirement health and welfare plan for employees hired before January 1, 2003. The Company stopped providing post-retirement health and welfare benefits for employees, including executive officers, hired on or after January 1, 2003, as a cost-saving measure and because providing these benefits was no longer necessary to remain competitive in the labor market.

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Does the Company provide perquisites to its NEOs?

The perquisites provided to NEOs in 2012 included: (i) financial planning services up to $12,000; (ii) excess liability insurance; and (iii) an annual physical examination. These perquisites were valued at approximately $15,000 for each NEO.

Since Mr. Ward became CEO in 2003, he has been required to travel by Company aircraft at all times for security purposes and to ensure efficient use of his time. In 2012, the incremental cost of Mr. Ward’s Board-mandated personal aircraft usage was $82,740. All other Executive Team members are allowed occasional private air travel.

Severance and Change-In-Control Agreements

Is there any special severance plan provided to NEOs?

With the exceptions discussed in the Post-Termination and Change-in-Control Payments section in the Compensation Tables’ narrative below, the Company does not generally provide for any special termination of employment payments or benefits that favor the NEOs in scope, terms or operation. Payments are generally available to all salaried employees whose positions are eliminated, pursuant to the terms of CSX’s Severance Plan, which pays benefits based upon years of service. The benefits range from one month of base pay (if one to three years of service has been attained) to one year of base pay (if at least 34 years of service has been attained).

Does the Company provide Change-in-Control Agreements to its NEOs?

Yes. CSX has entered into Change-in-Control Agreements with each of the NEOs that are designed to ensure management objectivity in the face of a potential transaction and further promote recruitment and retention of top executives. Since payment is conditioned upon a change-in-control as well as separation from employment, executives are financially protected and thereby properly positioned to negotiate in the best interests of shareholders.

A detailed description of the Change-in-Control Agreements is set forth under the section entitled “Post-Termination and Change-in-Control Payments.”

Are there limits on severance amounts paid to NEOs pursuant to Change-in-Control Agreements?

Yes. In February of 2011, the Board adopted a policy for severance benefits applicable to all agreements (the “Policy”). The Policy: (i) requires a double-trigger to receive severance, that is, both a change in control and a termination of employment must occur to trigger severance amounts; (ii) prohibits Company reimbursement for the payment of excise taxes; (iii) defines “bonus” as the current “target” amount; and (iv) requires a contract term not to exceed three years. The Policy also provides that the payment of severance benefits, without shareholder approval, is limited to 2.99 (“Multiplier”) times base salary plus bonus. The Policy is available on the Company’s Internet website at http://investors.csx.com under the heading “Corporate Governance”. All of the NEOs’ Change-in-Control Agreements are in compliance with the Policy.

Does the Company have stock ownership guidelines for the NEOs?

Yes. CSX believes that, in order to align the interests of the Company’s senior executive officers, as identified in the table below, with those of its shareholders, it is important that the senior executive officers hold a meaningful ownership position in CSX common stock relative to their base salary. To achieve this linkage, CSX has established the following formal stock ownership guidelines. These guidelines are generally at or above the stock ownership requirements of most general industry companies with publicly-stated stock ownership guidelines. The senior executive officers must retain 100% of their net shares issued until the guidelines are achieved and have five years in which to do so. In addition to the ownership guidelines set forth below, the CEO, Executive Vice Presidents and Senior Vice Presidents may only dispose of shares held in excess of 120% of the applicable ownership threshold. The requirements are as follows:

Position	Minimum Value
Chief Executive Officer	6 times base salary
Executive Vice Presidents	4 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents and Equivalent	1 time base salary

As of December 28, 2012, all NEOs held amounts of CSX common stock in excess of these ownership guideline requirements. In addition, as part of its stock ownership guidelines, the Company has adopted a one-year holding period for Executive Team members for restricted stock and restricted stock units following vesting. Accordingly, NEOs must wait one year after the completion of the restriction period before entering into any transaction involving such stock.

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What are the accounting, tax and dilution considerations of CSX’s compensation programs?

As discussed above, a significant portion of each NEO’s direct compensation is based solely on performance. Section 162(m) imposes a $1 million limit on the amount that CSX may deduct for compensation paid to the NEOs. However, performance-based compensation paid under a plan that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable if pre-established objective performance goals are achieved and the Committee that establishes such goals consists only of outside directors.

While the tax effect of any compensation arrangement is a factor to be considered, the effect is evaluated by the Committee in light of CSX’s overall compensation philosophy and objectives. CSX’s compensation program for NEOs has both objective and discretionary elements. Generally, the Committee wishes to maximize CSX’s federal income tax deductions for compensation expense and, therefore, has structured the short-term and long-term incentive elements of executive compensation to meet the requirements for deductibility under Section 162(m) while retaining the ability to apply permissible negative discretion in determining the ultimate award payouts. Nonetheless, the Committee believes that there are circumstances in which the provision of compensation that is not fully deductible may be more consistent with CSX’s compensation philosophy and objectives and may be in the best interests of CSX and its shareholders. The Committee’s ability to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m).

The Committee also considers other tax aspects and the accounting and shareholder dilutive costs of specific executive compensation programs, and seeks to balance the tax, earnings, and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly-qualified executives.

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Summary Compensation Table

The Summary Compensation Table presents the amount and type of compensation in 2012 for the CEO, the CFO and the next three most highly-paid executive officers.

Name	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Ward Chairman, President and CEO	2012	$1,100,000	-	$6,088,591	-	$792,000	-	$109,531	$8,090,122
	2011	$1,100,000	-	$6,212,831	-	$1,148,400	-	$157,296	$8,618,527
	2010	$1,100,000	-	$4,287,570	-	$2,112,000	$1,608,440	$158,642	$9,266,652
Oscar Munoz Executive Vice President and COO (served as CFO through January 22, 2012)	2012	$650,000	-	$2,538,242	-	$368,550	$122,747	$31,499	$3,711,038
	2011	$650,000	-	$2,070,943	-	$614,250	$143,713	$30,366	$3,509,272
	2010	$650,000	-	$1,607,873	-	$936,000	$139,558	$50,404	$3,383,835
Fredrik J. Eliasson Executive Vice President and CFO	2012	$479,095	-	$2,602,257	-	$258,712	$451,429	$12,526	$3,804,019

Clarence W. Gooden Executive Vice President and CCO	2012	$550,000	-	$2,029,523	-	$297,000	-	$29,853	$2,906,376
	2011	$550,000	-	$2,070,943	-	$519,750	$569,100	$39,571	$3,749,364
	2010	$550,000	-	$1,607,873	-	$792,000	$814,125	$69,279	$3,833,277
Ellen M. Fitzsimmons Executive Vice President, General Counsel, and Corporate Secretary	2012	$500,000	-	$1,522,148	-	$240,000	$926,156	$26,874	$3,215,178
	2011	$500,000	-	$1,553,188	-	$388,000	$416,198	$28,281	$2,885,667
	2010	$500,000	-	$1,071,879	-	$620,000	$443,818	$22,339	$2,658,036
Lisa A. Mancini Senior Vice President, Chief Administrative Officer	2012	$445,833	-	$1,217,719	-	$214,000	$72,477	$21,157	$1,971,186

(1)

Stock Awards—Amounts disclosed in this column are related to LTIP performance units and RSUs granted in 2010, 2011 and 2012, and reflect the aggregate grant date fair value of such stock awards computed in accordance with FASB ASC Topic 718. For performance units, the grant date fair value is based on the probable outcome of performance conditions. For Mr. Munoz , this value includes a $500,000 restricted stock grant awarded on February 7, 2012 upon his appointment as Chief Operating Officer. The restricted stock vests on February 6, 2017. For Mr. Eliasson, this value includes pro-rated grants for the 2010-2012 and 2011-2013 LTIP cycles due to his appointment as CFO. He did not receive pro-rated amounts for the RSU component of the outstanding long-term incentive programs. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to Consolidated Financial Statements in the Company’s 2012 Annual Report on Form 10-K, which was filed on February 19, 2013. If the highest level of performance under each LTIP cycle is achieved, the maximum grant date fair value of the performance units for each NEO by year of grant would be: 2012: Mr. Ward—$9,132,886, Mr. Eliasson—$4,443,440, Messrs. Munoz and Gooden—$3,044,296, Ms. Fitzsimmons—$2,283,222 and Ms. Mancini—$1,826,578; 2011: Mr. Ward—$9,319,286, Messrs. Munoz and Gooden—$3,106,376, and Ms. Fitzsimmons—$2,329,782; and 2010: Mr. Ward—$6,431,382, Messrs. Munoz and Gooden—$2,411,782, and Ms. Fitzsimmons $1,607,818.

(2)

Non-Equity Incentive Plan Compensation—The 2012 annual incentive compensation was paid in February 2013 based on a 60% payout of the 2012 MICP, adjusted for individual performance. Messrs. Ward, Eliasson, Munoz and Gooden, Ms. Fitzsimmons and Ms. Mancini received payouts of: $792,000; $258,712; $368,550; $297,000; $240,000; and $214,000, respectively.

(3)

Change in Pension Value and Nonqualified Deferred Compensation Earnings—The values in this column reflect only changes in the actuarial present value of pension benefits as there were no above-market nonqualified deferred compensation earnings to report. The present value of accumulated benefits for 2012 reflects a discount rate of 3.75% compared to the 4.75% discount rate applicable for 2011. This discount rate change was the result of actuarial adjustments based on changes in corporate bond rates. There were no other changes in plan provisions or assumptions that affected the value. CSX measured its pension values as of December 31, 2012. For 2012, the actuarial change in Mr. Ward’s pension value was ($511,949) and the actuarial change in Mr. Gooden’s value was ($38,895). The decreases in present values are a result of Messrs. Ward and Gooden continuing to work past the pension plan’s unreduced retirement benefit age of 60 thereby forgoing retirement payments.

(4)

All Other Compensation—The values in this column include amounts for personal aircraft usage, financial planning services, physical examination, excess liability insurance, and the Company’s match under the 401(k) plan. For Mr. Ward, this column includes, along with the items discussed above, Company-mandated aircraft usage with an aggregate incremental cost of $82,740. The personal aircraft usage amount was calculated using the direct hourly operating cost of $2,100 per flight hour for 2012. The aggregate incremental cost for the use of Company aircraft for personal travel is calculated by multiplying the hourly variable cost rate (including fuel, oil, airport and hangar fees, crew expenses, maintenance and catering) for the aircraft by the hours the executive used the aircraft. For these purposes, hours occupied by any “deadhead” aircraft legs are included in the total hours the aircraft was used by the executive.

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2012 Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards Table is a supporting table to the Summary Compensation Table. In 2012, the NEOs received the plan-based awards as shown in the table below.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of shares of stock or units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (# units)	Target (# units)	Maximum (# units)
Michael J. Ward	May 8, 2012				41,532	207,660	415,320		$4,566,443
	May 8, 2012							69,220	$1,522,148
		132,000	1,320,000	3,000,000
Oscar Munoz	February 7, 2012							22,967	$508,719
	May 8, 2012				13,844	69,220	138,440		$1,522,148
	May 8, 2012							23,073	$507,375
		58,500	585,000	3,000,000
Fredrik J. Eliasson	April 23, 2012				10,052	50,261	100,522		$1,080,109
	May 8, 2012				10,383	51,915	103,830		$1,141,611
	May 8, 2012							17,305	$380,537
		43,119	431,186	3,000,000
Clarence W. Gooden	May 8, 2012				13,844	69,220	138,440		$1,522,148
	May 8, 2012							23,073	$507,375
		49,500	495,000	3,000,000
Ellen M. Fitzsimmons	May 8, 2012				10,383	51,915	103,830		$1,141,611
	May 8, 2012							17,305	$380,537
		40,000	400,000	3,000,000
Lisa A. Mancini	May 8, 2012				8,306	41,532	83,064		$913,289
	May 8, 2012							13,844	$304,430
		35,667	356,666	570,666

(1)

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards —The amounts in these columns reflect what the payments could have been for 2012 under the SEIP as typically administered by the Committee using the target incentive opportunities and Company performance measures under the MICP. The values reflect a threshold payout of 10%, a target payout of 100% and a maximum payout that cannot exceed the lesser of 0.3% of operating income for the CEO and 0.2% of operating income for each other NEO, other than Ms. Mancini, or $3 million under the shareholder approved SEIP. At the Committee’s discretion, payouts can be zero. The actual payments for 2012 are shown in the Summary Compensation Table. Ms. Mancini is not covered by the SEIP. As such, her maximum potential payout under the MICP is 160% of her target incentive opportunity.

(2)

Estimated Future Payouts Under Equity Incentive Plan Programs —The values in these columns reflect the potential payout in shares under the 2012-2014 LTIP cycle based on pre-established financial performance and strategic goals. The Company’s operating ratio for 2014, the final year of the LTIP cycle, will determine a payout of shares which can range from 0% to 200% of the LTIP grants. The values reflect payouts of 20% at threshold, 100% at target and 200% at maximum. For Mr. Eliasson, this value includes pro-rated amounts for the 2010-2012 and 2011-2013 LTIP cycles that were granted as a result of his appointment as CFO.

(3)

All Other Stock Awards; Number of shares of stock or units —The value in this column reflects the number of RSUs granted in 2012. In addition, this column includes a restricted stock grant awarded to Mr. Munoz in 2012.

(4)

Grant Date Fair Value of Stock and Option Awards —The values in this column reflect the number of performance units (based on the probable outcome of the performance conditions, which is the target number) and RSUs, each multiplied by $21.99 (the closing price of CSX stock on the date of grant). For Mr. Munoz, this column also includes the number of restricted shares granted in February 2012 multiplied by $22.15 (the closing price of CSX stock on the date of grant). For Mr. Eliasson, this column also includes the pro-rated number of performance units for the 2010-2012 and 2011-2013 LTIP cycles that were awarded as a result of his appointment as CFO (based on the probable outcome of the performance conditions, which is the target number), multiplied by $21.49 (the closing price of CSX stock on the date of grant).

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2012 Outstanding Equity Awards at Fiscal Year End

The table below presents information pertaining to all outstanding equity awards held by the NEOs as of December 28, 2012, and the potential value based on CSX’s closing price on December 28, 2012 of $19.43. Stock awards are comprised of outstanding restricted stock, RSUs and performance units.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
Michael J. Ward					188,752	$3,667,451	77,403	$1,503,940
Oscar Munoz					88,376	$1,717,146	25,801	$501,313
Fredrik J. Eliasson	12,000		$5.3575	05/07/13	39,790	$773,120	17,081	$331,884
Clarence W. Gooden					65,409	$1,270,897	25,801	$501,313
Ellen M. Fitzsimmons					47,188	$916,863	19,351	$375,990
Lisa A. Mancini					67,076	$1,303,287	15,480	$300,776

(1)

Option Exercise Price—The option exercise price is the average of the high and low stock price on the grant date of the stock option award. The approval date and grant date are the same for the stock option grant listed above.

(2)

Option Expiration Date—The stock option awards expire on the tenth anniversary of the grant date.

(3)

Number of Shares or Units That Have Not Vested—The units reflected in this column represent RSUs granted in May 2010, 2011 and 2012 that will vest in 2013, 2014 and 2015 assuming continued employment. In addition, this column includes 22,967 shares of restricted stock for Mr. Munoz that vests in February 2017, 19,200 shares of restricted stock for Mr. Eliasson that vests in April 2013 and 31,566 shares of restricted stock for Ms. Mancini that vests in August 2014.

Grant Date	May 5, 2010	May 3, 2011	May 8, 2012	Total Unvested RSUs
Vest Date	May 4, 2013	May 2, 2014	May 7, 2015
Michael J. Ward	59,748	59,784	69,220	188,752
Oscar Munoz	22,407	19,929	23,073	65,409
Fredrik J. Eliasson	1,791	1,494	17,305	20,590
Clarence W. Gooden	22,407	19,929	23,073	65,409
Ellen M. Fitzsimmons	14,937	14,946	17,305	47,188
Lisa A. Mancini	9,708	11,958	13,844	35,510

(4)

Market Value of Shares or Units of Stock That Have Not Vested—The market values are based on the closing stock price as of December 28, 2012 of $19.43.

(5)

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested—In accordance with the SEC requirements for this table, the number of shares shown in the column above represents the sum of the performance units that would be payable under the 2011-2013 and 2012-2014 LTIP cycles if the Company’s actual performance in 2012 was applied to each plan’s performance measures. The Company’s 2012 performance would have resulted in no payout for either cycle. The SEC requires that projected payouts be shown at the next higher performance measure; therefore, the number of performance units shown is equal to the minimum payout (20%) for both outstanding LTIP cycles.

(6)

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested—The market values are based on the closing stock price as of December 28, 2012 of $19.43.

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2012 Option Exercises and Stock Vested Table

The table below presents the number of shares paid from the 2010-2012 LTIP cycle, the value of restricted stock and restricted stock units that vested in 2012 and options exercised in 2012.

Name	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Michael J. Ward	-	-	152,867	$3,328,358
Oscar Munoz	-	-	57,325	$1,248,132
Fredrik J. Eliasson	6,000	$98,180	19,013	$412,285
Clarence W. Gooden	-	-	57,325	$1,248,132
Ellen M. Fitzsimmons	-	-	38,217	$832,095
Lisa A. Mancini	-	-	20,721	$449,604

(1)

Value realized on Exercise—The value in this column reflects the number of options multiplied by the sales price minus the exercise price.

(2)

Shares Acquired on Vesting—Shares acquired through stock awards include: (i) the number of shares that were issued pursuant to the 2010-2012 LTIP awards payable at 24% of target as discussed in the CD&A; (ii) restricted stock units that vested in May 2012; and (iii) restricted stock that vested in 2012 for Mr. Eliasson.

(3)

Value Realized on Vesting—The values in this column reflect: (i) the number of shares issued pursuant to the 2010-2012 LTIP multiplied by $20.81, the closing price of CSX stock on January 22, 2013, the date the award was approved by the Compensation Committee; and (ii) the number of restricted stock units that vested in May 2012 multiplied by $22.15, the closing price of CSX stock on the vesting date. For Mr. Eliasson this column also includes 9,600 shares of restricted stock that vested on April 2, 2012 multiplied by $22.12, the closing price of CSX stock on the vesting date.

Pension Benefits Table

As reflected by the Pension Benefits Table, and as described below, CSX maintains defined benefit plans (qualified and nonqualified) under which the NEOs are entitled to benefits including: the Pension Plan (both “final average pay” and “cash balance” formulas) and the Special Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael J. Ward(1)	Qualified CSX Pension Plan	35.583	$1,758,314	–
	Nonqualified Special Retirement Plan	44.000	$21,174,516	–
Oscar Munoz	Qualified CSX Pension Plan	9.667	$142,248	–
	Nonqualified Special Retirement Plan	9.667	$617,678	–
Fredrik J. Eliasson	Qualified CSX Pension Plan	17.583	$509,828	–
	Nonqualified Special Retirement Plan	17.583	$494,644	–
Clarence W. Gooden(2)	Qualified CSX Pension Plan	41.083	$2,265,575	–
	Nonqualified Special Retirement Plan	44.000	$7,877,398	–
Ellen M. Fitzsimmons	Qualified CSX Pension Plan	21.333	$907,385	–
	Nonqualified Special Retirement Plan	21.333	$2,929,280	–
Lisa A. Mancini	Qualified CSX Pension Plan	9.417	$137,750	–
	Nonqualified Special Retirement Plan	9.417	$201,502	–

(1)

Special Retirement Plan (Nonqualified)—Mr. Ward’s credited service under the Special Retirement Plan is 44 years, including additional years of service credited in accordance with the Special Retirement Plan (see section entitled “Special Retirement Plan of CSX and Affiliated Corporations – Additional Service Credit”); his actual years of service are 35.583 years. The present value of his accumulated benefit under the Special Retirement Plan that is attributable to his credited years of service above his actual years of service is $4,362,732. Note that Mr. Ward stopped receiving accruals of extra years of service in 2006.

(2)

Special Retirement Plan (Nonqualified)—Mr. Gooden’s credited service under the Special Retirement Plan is 44 years, including additional years of service credited in accordance with the Special Retirement Plan (see section entitled “Special Retirement Plan of CSX and Affiliated Corporations – Additional Service Credit”), and his actual years of service are 41.083 years. Mr. Gooden stopped receiving accruals of extra years of service in 2006. The present value of his accumulated benefit under the Special Retirement Plan that is attributable to his credited years of service above his actual years of service is $650,865.

Qualified CSX Pension Plan

Final Average Pay Formula for Employees Hired Before January 1, 2003

For employees hired before January 1, 2003, the final average pay formula provides for a benefit, in the form of a life annuity starting at age 65. The pay taken into account under the final average pay formula includes base salary and annual incentive payments for the employee’s highest consecutive 60-month period. The benefit is equal to 1.5% of the employee’s final average pay multiplied by the employee’s years of service. This amount is then reduced by 40% of the employee’s Social Security benefits or 60% of the employee’s Railroad Retirement benefits, or both, as applicable. The resulting benefit is subject to a cap imposed under Code Section 415 (the “415 Limit”). The 415 Limit for 2012 is $200,000 (for a life annuity at age 65) and is subject to adjustment for future cost of living changes. Further, under the Code, the maximum amount of pay that may be taken into account for any year is limited. This limit (the “Compensation Limit”) is $250,000 for 2012 and is also subject to adjustment for future cost of living changes. Messrs. Ward, Eliasson and Gooden and Ms. Fitzsimmons were hired before January 1, 2003, and are covered by the final average pay formula under the Pension Plan.

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•

Transfer Benefits

The Pension Plan provides an enhancement to the pension benefits of those participants who transfer from a position covered by Railroad Retirement to a position covered by Social Security. This enhancement is to make up for any retirement benefit lost due to discontinuance of Railroad Retirement service.

•

Vesting

Benefits under the Pension Plan final average pay formula vest upon the earlier of the completion of five years of service or attainment of age 65.

•

Early Retirement

The Pension Plan final average pay formula has a normal retirement age of 65. However, employees with 10 years of service may retire as early as age 55, but with a reduction from full benefits to reflect early commencement of the benefit prior to age 65. If an active participant reaches age 55 with 10 years of service, the reduction for early retirement is 1/360th of the pension benefit for each month the benefit commences prior to age 60 (rather than age 65). Messrs. Ward and Gooden have already attained age 55 with 10 years of service and thus are currently eligible to retire under the early retirement provisions of the Pension Plan.

•

Form of Payment of Benefits

Benefits under the Pension Plan’s final average pay formula are payable in various annuity forms at retirement. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in CSX’s 2012 Annual Report on Form 10-K.

Cash Balance Formula for Employees Hired on or After January 1, 2003

Employees who become eligible to participate in the Pension Plan on or after January 1, 2003 earn pension benefits under the cash balance formula. These benefits are expressed in the form of a hypothetical account balance. For each month of service, the participant’s account is credited with a percentage of the participant’s pay for that month. The percentage of pay credited is determined based on the participant’s age and years of service.

The hypothetical account earns interest credits on a monthly basis based on the annual 10-year Treasury bond rate and the participant’s account balance as of the end of the prior month. The average annual interest crediting rate used for 2012 was 3.66%. Pay for purposes of the cash balance formula is defined in the same way as for the final average pay formula. The 415 Limit and Compensation Limit also apply in determining benefits under the cash balance formula.

Because Mr. Munoz and Ms. Mancini were hired after January 1, 2003, they are covered by the cash balance formula. Through April 30, 2010, Mr. Munoz and Ms. Mancini earned cash balance benefits at a rate equal to 4% of pay. Beginning May 1, 2010, Mr. Munoz and Ms. Mancini earned benefits at a rate equal to 6% of pay up to the Social Security Wage Base (“Wage Base”), which was $110,100 in 2012, and 10% of pay in excess of the Wage Base. This change was due to an enhancement of the cash balance formula applicable to all participants.

•

Vesting

Benefits under the cash balance formula vest upon the earlier of the completion of three years of service or attainment of age 65.

•

Form of Payment of Benefits

Benefits under the cash balance formula may be paid upon termination of employment or retirement as a lump sum or in various annuity forms. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in CSX’s 2012 Annual Report on Form 10-K.

Special Retirement Plan of CSX and Affiliated Corporations

The Special Retirement Plan is a nonqualified plan that generally covers CSX executives, including the NEOs, whose compensation exceeds the Compensation Limit. The purpose of the Special Retirement Plan is to assist CSX in attracting and retaining key executives by allowing it to offer competitive pension benefits on the basis described below.

Benefits

The Special Retirement Plan formula replicates the qualified plan formula but provides for the payment of benefits that would otherwise be denied under the Pension Plan due to the Section 415 Limit and the Compensation Limit, both described above.

Additional Service Credit

The Special Retirement Plan provides for the granting of additional service credit to executives designated by the CEO where it is necessary to do so in order to provide competitive retirement benefits. Messrs. Ward and Gooden have been covered by the Special Retirement Plan’s additional service crediting provisions since September 2, 1995 and December 21, 1996, respectively. Pursuant to the Special Retirement Plan’s applicable service crediting rules, an eligible executive is credited with one additional year of service for each actual year of service worked beginning no earlier than age 45 continuing until age 65. Total service cannot exceed a maximum of 44 years, unless actual service exceeds 44 years. The additional service credit vests upon an executive’s attainment of age 55 and completion of 10 years of actual service. Mr. Ward and Mr. Gooden have attained the maximum levels of creditable service. The additional two-for-one service credits discussed above were awarded in the mid-1990’s under a plan provision that is no longer utilized for new participants.

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Executive Specific Benefits

The Special Retirement Plan allows for the payment of individually negotiated nonqualified pension benefits. Mr. Ward is the only NEO that has such benefits. Mr. Ward’s benefit ensures that any shortfall that may arise under the transfer benefit (from railroad retirement to social security) will be paid under the Special Retirement Plan.

Form of Payment of Benefits; Certain Forfeiture Provisions

Under the terms of the Special Retirement Plan, nonqualified pension benefits can be paid in the same form as under the Pension Plan, except that Messrs. Ward and Gooden were permitted and elected to receive their Special Retirement Plan pension benefits in the form of a lump sum. Pension benefits under the Special Retirement Plan are subject to: (i) suspension and possible forfeiture if a retired executive competes with the Company or engages in acts detrimental to the Company; or (ii) forfeiture if an executive is terminated for engaging in acts detrimental to the Company.

Under the current terms of the Special Retirement Plan, unless an employee has elected otherwise, within 45 days after a change-in-control, the employee is entitled to a lump sum payment equal to the actuarial present value of his or her accrued benefit under the Special Retirement Plan. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the Pension Benefits Table for the Special Retirement Plan are described in CSX’s 2012 Annual Report on Form 10-K.

Non-Qualified Deferred Compensation Table

The Nonqualified Deferred Compensation Table presents a summary of 2012 deferrals made under the EDCP, CSX’s current executive nonqualified deferral program, as well as 2012 earnings, distributions, and year-end balances. Two types of deferrals are represented below: cash deferrals and stock deferrals. Cash deferrals include deferred portions of an NEO’s base salary and short-term incentive payments. Stock deferrals include deferred portions of compensation payable in the form of CSX common stock.

Name	Executive Contributions Last Fiscal Year ($)	Registrant Contributions Last Fiscal Year ($)	Aggregate Earnings Last Fiscal Year(1) ($)	Aggregate Distributions Last Fiscal Year(2) ($)	Aggregate Balance Last Fiscal Year ($)
Michael J. Ward	-	-	$(621,121)	$214,544	$8,226,617
Oscar Munoz	$23,975	$13,985	$30,519	-	$1,176,907
Fredrik J. Eliasson	-	-	-	-	-
Clarence W. Gooden	$17,975	$10,485	$21,567	$2,705,102	$220,328
Ellen M. Fitzsimmons	$14,975	$8,735	$(10,446)	$62,086	$522,024
Lisa A. Mancini	-	-	$(70,391)	-	$1,227,442

(1)

Aggregate Earnings Last Fiscal Year—Earnings on cash deferrals include the total gains and losses credited in 2012 based on the hypothetical investment of those amounts in the manner described below. Earnings on stock deferrals reflect the difference between the closing stock price at the end of 2011 and 2012, plus any dividends credited in 2012.

(2)

Aggregate Distributions Last Fiscal Year— Mr. Ward’s distributions are dividends credited in 2012 on his deferred stock balances that were paid out in the form of cash. Mr. Gooden received distribution of a portion of his deferred compensation based on his election to receive a payment at the attainment of a specific age. Ms. Fitzsimmons’ distributions include an early distribution of her deferred cash elected under the terms of a pre-2005 deferred compensation plan ($51,332), plus dividends credited in 2012 on her deferred stock balances that were paid out in the form of cash ($10,754).

Eligible Deferrals

Under the EDCP, participants are entitled to elect to defer up to: (i) 50% of base pay; (ii) 100% of awards payable in cash under CSX’s incentive compensation plans; and (iii) 100% of the long-term incentive awards payable in the form of stock. Participants also are entitled to matching contributions (in the form of credits) based on the amount of additional matching contributions that the NEO would have received under CSX’s 401(k) plan assuming that: (i) certain Code limits did not apply; and (ii) contributions made under the EDCP were instead made under CSX’s 401(k) plan.

Investment of Deferred Amounts

In accordance with a participant’s individual elections, deferred amounts, other than stock awards, are treated as if they were invested among the investment funds available under the qualified 401(k) plan. Participants may elect to change the investment of deferred amounts, other than deferred stock awards.

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Timing and Form of Payments

EDCP participants may elect to receive payment of their deferred amounts, including earnings, upon separation from service, the attainment of a specified age, or upon a change-in-control. Participants may elect to receive payment in the form of a lump sum or in semi-annual installments over a number of years not in excess of 20 years.

A participant may apply for accelerated payment of deferred amounts in the event of certain hardships and unforeseeable emergencies. A participant also may elect to receive accelerated distribution of amounts deferred before January 1, 2005 (and earnings thereon) other than for hardship or an unforeseeable emergency, but the participant is required to forfeit a percentage of the amount to be distributed. Payments under the EDCP are paid in the form of cash, except that deferred amounts attributable to stock awards are paid in the form of CSX common stock.

Post-Termination and Change-In-Control Payments

Do NEOs participate in a severance plan?

The Company covers its NEOs under the same severance plan available to all employees and does not generally provide for any special termination of employment payments or benefits that favor the NEOs. However, CSX occasionally enters into employment agreements with NEOs containing severance provisions. In general, these agreements are offered in connection with recruiting executive officers when CSX deems it advisable to provide employment security to new hires.

In 2012, in the interest of uniform severance compensation practices, Mr. Munoz and the Company agreed to cancel the employment agreement that was executed at the time Mr. Munoz was hired in 2003. Accordingly, the Company does not have any severance agreements in place with its NEOs that would provide special termination payments or benefits.

Are there any special vesting rules in the event of severance?

No, but in the case of separation due to retirement, death or disability with respect to pending short-term incentives and equity-based awards, all employees receive a pro-rata award based on the number of months elapsed between the date of grant and the date of separation.

Do the NEOs participate in Change-in-Control Agreements?

Yes. Each of the NEOs participates in a Change-in-Control Agreement with a three-year term, ending in 2014, unless renewed.

How is change-in-control defined?

Under the agreements described below, a “change-in-control” generally includes any of the following:

•

the acquisition of beneficial ownership of 20% or more of CSX’s outstanding common stock or the combined voting power of CSX’s outstanding voting stock by an individual or group as defined under applicable SEC rules;

•

if individuals, who as of the date of the Change-in-Control Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (as defined under applicable SEC rules);

•

a business combination (such as a merger, consolidation or disposition of substantially all of the assets of CSX or its principal subsidiary), excluding business combinations that will not result in a change in the equity and voting interests held in CSX, or a change in the composition of the Board, over a specified percentage; or

•

the liquidation or dissolution of CSX or its principal subsidiary.

Each Change-in-Control Agreement provides for salary and certain benefits to be continued at no less than specified levels generally for a period of up to three years after a change-in-control (the “Employment Period”), and for certain payments and other benefits to be paid or provided by CSX upon an executive’s termination of employment within the Employment Period. No payments have been made to any NEO pursuant to the Change-in-Control Agreements.

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What benefits are provided during the employment period where no termination has occurred?

During the Employment Period, CSX is required to:

•

pay the executive an annual base salary that is at least equal to the highest base salary payable to the executive in the 12-month period immediately preceding the Employment Period (although certain reductions in salary that are also applicable to similarly situated peer executives may be permitted);

•

provide the executive with an opportunity to earn an annual incentive at a minimum, target and maximum level that is not less favorable than the executive’s opportunity to earn such annual incentives prior to the Employment Period (although certain reductions also applicable to similarly situated peer executives may be permitted); and

•

cause the executive to be eligible to participate in incentive, retirement, welfare and other benefit plans and to benefit from paid vacation and other policies of CSX and its affiliates, on a basis not less favorable than the benefits generally available to the executive before the Employment Period (or the benefits generally available to peer executives at any time after the beginning of the Employment Period, whichever is more favorable).

What benefits are provided if the NEO is terminated?

Under the Change-in-Control Agreements, CSX will provide severance payments and other benefits to NEOs upon their termination of employment during the Employment Period. The amount of benefits depends on the reason for termination as discussed below.

Termination Without “Cause” or Resignation for “Good Reason”; “Constructive Termination.” CSX will pay to the executive the severance benefits described below if, during the Employment Period, CSX terminates the executive’s employment without “cause”, the executive resigns for “good reason” or upon a “constructive termination.” An executive whose employment is terminated without “cause” in anticipation of a change-in-control is also entitled to the following benefits.

Cash Severance Payment—a lump sum cash payment equal to the sum of the following:

•

the executive’s accrued pay (unpaid salary and unused vacation) and pro-rated bonus determined using the current target bonus; and

•

2.99 times the sum of the executive’s annual base salary and the executive’s “target bonus” (the Company provides the best-net-benefit meaning that to the extent that an executive would have a higher net benefit if the executive avoided excise taxes due to an excess parachute payment, the Change-in-Control Agreement provides for an automatic downward adjustment to prevent an excess parachute payment).

Medical and Other Welfare Benefits—The equivalent of continued medical and life insurance and other welfare benefit plan coverage for three years after termination of employment at a level at least as favorable as the benefits provided to the executive during the Employment Period (or the benefits then generally available to peer executives, whichever is more favorable).

Outplacement—outplacement services at a cost to CSX not to exceed $20,000.

Termination for Other Reasons—If the executive’s employment is terminated due to the executive’s death or disability, or voluntarily by the executive, CSX will make a lump sum cash payment equal to the executive’s accrued pay (which includes unpaid base salary and unused vacation). If the executive’s employment is terminated by CSX for “cause,” CSX will pay the executive a lump-sum cash payment of any unpaid portion of his or her annual base salary through the date of termination.

Definitions:

“Good reason” generally refers to the occurrence of any of the following:

•

the assignment to the executive of duties inconsistent with, or a diminution of, his or her position, authority, duties or responsibilities;

•

any failure of CSX to comply with its compensation obligations during the Employment Period;

•

CSX’s requiring the executive to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before;

•

any purported termination by CSX of the executive’s employment other than as permitted by the Change-in-Control Agreements; or

•

any failure of CSX to require a successor to assume the agreement.

“Constructive termination” applies in the case of a business combination subject to the approval of the Surface Transportation Board, and refers to the occurrence of any of the following during the portion of the Employment Period prior to that agency’s final decision:

•

the substantial diminution of the executive’s duties or responsibilities;

•

a reduction in compensation payable during the Employment Period (other than a reduction in incentive opportunities, benefits and perquisites where the executive’s peer executives suffer a comparable reduction);

•

CSX’s requiring the executive to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before; or

•

any purported termination by CSX of the executive’s employment other than for “cause.”

“Cause” generally refers to: (i) the willful and continued failure of the executive to perform his or her duties to CSX; or (ii) the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to CSX.

“Disability” generally refers to the executive’s absence from duties for 180 consecutive business days as a result of total and permanent mental or physical illness.

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Potential Payouts Under Change-In-Control Agreements

The following table presents the severance benefits to which each of the NEOs would be entitled as of December 28, 2012 under his or her Change-in-Control Agreement upon the hypothetical termination of employment following a change-in-control: (i) by CSX other than for “cause” or “disability”; (ii) by the executive for “good reason”; or (iii) upon a “constructive termination.” A change-in-control would not result in retirement benefit increases or excise tax gross ups. Further, the pro-rata bonus payment would be based on target bonus instead of the highest annual bonus.

Name	Severance(1)	Pro-rata Bonus Payment(2)	Welfare Benefit Values(3)	Outplacement(4)	Aggregate Payments
Michael J. Ward	$7,235,800	$1,320,000	$55,407	$20,000	$8,631,207
Oscar Munoz	$3,692,650	$585,000	$69,450	$20,000	$4,367,100
Fredrik J. Eliasson	$2,840,500	$450,000	$47,412	$20,000	$3,357,912
Clarence W. Gooden	$3,124,550	$495,000	$49,503	$20,000	$3,689,053
Ellen M. Fitzsimmons	$2,691,000	$400,000	$65,264	$20,000	$3,176,264
Lisa A. Mancini	$2,421,900	$360,000	$47,520	$20,000	$2,849,420

(1)

Severance —Severance payment equal to 2.99 times the sum of the executive’s annual base salary at the time of the termination and the “target bonus.”

(2)

Pro-rata Target Bonus Payment —The “target bonus” pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment as of December 28, 2012.

(3)

Welfare Benefits Values —Estimated values associated with the continuation of medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance for three years post-termination following a change-in-control.

(4)

Outplacement —Executive is provided with outplacement services not to exceed $20,000.

Does the Company provide tax gross-ups for excess parachute payments?

No. The Company no longer provides gross-up payments for excess parachute payments.

Is there a confidentiality clause in the Change-in-Control Agreements?

Yes. Each of the Change-in-Control Agreements requires the NEO to keep confidential any proprietary information or data relating to CSX and its affiliates. After termination of employment, an executive may not disclose confidential information without prior written permission from CSX.

Are there any other “change-in-control” rights available to the NEOs other than those contained in the executive’s Change-in-Control Agreements?

Yes. Pursuant to the terms of the Stock Plan, in the event of a change-in-control combined with involuntary employment termination, equity awards are impacted as follows:

•

Performance grants at target levels and RSUs are payable immediately in cash; and

•

Restricted stock immediately vests.

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Potential Payouts Under the Stock Plans Upon a Change-In-Control

The following table quantifies the benefits that would have been payable under the Stock Plan to each NEO upon the hypothetical occurrence on December 28, 2012 of an event described above.

Name	LTIP Payment(1)	Restricted Stock and Restricted Stock Units(2)	Aggregate Payments
Michael J. Ward	$11,002,471	$3,667,451	$14,669,922
Oscar Munoz	$3,812,593	$1,717,146	$5,529,739
Fredrik J. Eliasson	$2,176,879	$773,120	$2,949,999
Clarence W. Gooden	$3,812,593	$1,270,897	$5,083,490
Ellen M. Fitzsimmons	$2,750,589	$916,863	$3,667,452
Lisa A. Mancini	$2,069,878	$1,303,287	$3,373,165

(1)

LTIP Payment —Full LTIP payout based on 100% attainment of target levels under the 2010-2012, 2011-2013 and 2012-2014 LTIP cycles, as of December 28, 2012, at a stock price of $19.43.

(2)

Restricted Stock and Restricted Stock Units —Payout based on full vesting of outstanding RSUs and restricted stock awards as of December 28, 2012, at a stock price of $19.43.

What is the impact of a change-in-control on deferred compensation and retirement plan benefits?

In accordance with the terms of the EDCP, distribution of the entire account balance shall be made to participants upon a change-in-control unless the individual participant elects otherwise. As discussed in the narrative accompanying the Pension Benefits Table, the Special Retirement Plan also contains certain change-in-control provisions.

REPORT OF THE COMPENSATION COMMITTEE

March 8, 2013

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management. Based on its review and on the discussion described above, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Steven T. Halverson, Chair
Donna M. Alvarado
Edward J. Kelly, III
Donald J. Shepard
J. Steven Whisler

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ITEM 2:    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee reccomended, and the Board approved, the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm to audit and report on CSX’s financial statements for fiscal year 2013. Action by shareholders is not required by law in the appointment of independent accountants. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee and the Board.

Ernst & Young LLP has no direct or indirect financial interest in CSX or in any of its subsidiaries, nor has it had any connection with CSX or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It also is expected they will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

Ernst & Young LLP served as the Independent Registered Public Accounting Firm for the Company in 2012. Approximate fees paid to Ernst & Young LLP were as follows:

	2012	2011
Audit Fees: Includes fees associated with the integrated audit, testing internal controls over financial reporting (SOX 404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits and other attestation services related to regulatory filings.	$2,501,000	$2,338,500
Audit Related Fees: Includes audits of employee benefit plans and subsidiary audits.	$249,000	$250,000
Tax Fees: Include fees for tax compliance and tax advice and planning.	$182,000	$302,000
All Other Fees: Include fees for advisory services for non-audit projects. The Audit Committee has concluded that the services covered under the caption “All Other Fees” are compatible with maintaining Ernst &Young LLP’s independent status.	$14,000	$403,000

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the approval of all services performed by Ernst & Young LLP. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any approvals to the full committee at the next scheduled meeting. All engagements expected to cost $250,000 or more require pre-approval of the full committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. In 2011 and 2012, the Audit Committee preapproved all services performed by Ernst & Young LLP.

The Board unanimously recommends that the shareholders vote “FOR” this proposal.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young, LLP (“E&Y”), the Company’s independent registered public accounting firm for 2012, is responsible for expressing an opinion that: (i) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States; and (ii) the Company maintained, in all material respects, effective internal control over financial reporting as of December 28, 2012.

In this context, the Audit Committee has:

(i)

reviewed and discussed the audited financial statements for the year ended December 28, 2012 with management of the Company;

(ii)

discussed with E&Y, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended; and

(iii)

received the written disclosures and the letter from E&Y as required by Rule 3526 of the Public Company Accounting Oversight Board, regarding communications with the Audit Committee regarding independence, and has discussed E&Y’s independence with them.

Based on its review and on the discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2012.

Members of the Audit Committee

Donald J. Shepard, Chairman
Donna M. Alvarado
Steven T. Halverson
J. Steven Whisler

Jacksonville, Florida

February 19, 2013

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ITEM 3:    ADVISORY VOTE TO APPROVE THE COMPENSATION OF CSX’S NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), CSX is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers (“NEOs”), which is described in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of CSX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

As described in the CD&A, the Company’s executive compensation program is designed to align executive pay with the Company’s financial performance and the creation of sustainable long-term shareholder value. The compensation program is structured to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term strategic goals. In order to align executive pay with the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based long-term equity incentive awards. The Company makes compensation payout decisions based on an assessment of the Company’s performance as well as the performance of each executive against goals that promote CSX’s success by focusing on shareholders, customers, employees and the communities in which we operate.

Shareholders are urged to read the CD&A, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall pay-for-performance compensation philosophy.

While this advisory vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Company or the Board. The Board and the Compensation Committee, which is comprised entirely of independent directors, will consider the outcome of the vote when developing future executive compensation programs.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be counted as either votes cast for or against the proposal. If no voting specification is made on a properly returned or voted proxy card, proxies named on the proxy card will vote FOR the approval of the compensation of the NEOs as disclosed in this Proxy Statement and described in this Item 3.

The Board of Directors recommends that shareholders vote to approve the compensation of the company’s named executive officers by voting “FOR” this resolution.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 8, 2013, the beneficial ownership of the Company’s common stock by each of the executive officers named in the Summary Compensation Table, by Directors and nominees, by each person believed by the Company to beneficially own more than five percent of the Company’s common stock, and by all current executive officers and Directors of the Company as a group. Shares of common stock subject to options that are exercisable within 60 days of the Record Date are deemed beneficially owned by the person holding such options and are treated as outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person. The business address of each of the Company’s Directors and executive officers is CSX Corporation, 500 Water Street, Jacksonville, FL 32202.

Name of Beneficial Owner(1)	Shares Beneficially Owned	Shares for which Beneficial Ownership can be Acquired within 60 Days(2)	Total Beneficial Ownership	Percent of Class(3)
Donna M. Alvarado	89,693	—	89,693		*
John B. Breaux	146,057	—	146,057		*
Pamela L. Carter	21,456	—	21,456		*
Steven T. Halverson	91,698	—	91,698		*
Edward J. Kelly, III	174,324	—	174,324		*
Gilbert H. Lamphere	185,817	—	185,817		*
John D. McPherson	67,240	—	67,240		*
Timothy T. O’Toole	63,319	—	63,319		*
David M. Ratcliffe	194,516	—	194,516		*
Donald J. Shepard	224,702	—	224,702		*
J.C. Watts, Jr.	15,149	—	15,149		*
J. Steven Whisler	19,843	—	19,843		*
Michael J. Ward(4)	1,051,789	—	1,051,789		*
Oscar Munoz	639,645	—	639,645		*
Fredrik J. Eliasson	97,797	—	97,797		*
Clarence W. Gooden(5)	574,970	—	574,970		*
Ellen M. Fitzsimmons	431,858	—	431,858		*
Lisa A. Mancini	209,665	—	209,665		*
Executive officers as a group (a total of 19 including those named above and all Directors and nominees)	4,474,806	—	4,474,806		*
Capital Research Global Investors(6) 333 South Hope Street Los Angeles, CA 90071	104,850,836	—	104,850,836	10.2%

(1)

Except as otherwise noted, the persons listed have sole voting power as to all shares reported, including shares held in trust under certain deferred compensation plans, and also have investment power except with respect to certain shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust.

(2)

Represents shares underlying options exercisable within 60 days.

(3)

Based on 1,021,542,338 shares outstanding on March 8, 2013, plus shares deemed outstanding for which beneficial ownership can be acquired within 60 days by that individual or group. An asterisk (*) indicates that ownership is less than 1% of class.

(4)

Mr. Ward’s ownership includes 210,000 shares held in a family member’s trust over which he has voting and investment power.

(5)

The ownership of Mr. Gooden includes 164,274 shares held in a family member’s trust over which he has voting and investment power.

(6)

As disclosed in its Schedule 13G/A filed on February 12, 2013.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s equity compensation plans as of December 28, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(2) (in thousands)
Equity compensation plans approved by security holders	1,672	$5.36	35,687
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,672	$5.36	35,687

(1)

All outstanding options were issued pursuant to the CSX Omnibus Incentive Plan. No new grants may be made under this plan.

(2)

The number of shares remaining available for future issuance under plans approved by shareholders includes 35,686,755 shares available for grant in the form of stock options, performance grants, restricted stock, stock appreciation rights and stock awards pursuant to the 2010 CSX Stock and Incentive Award Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and any certain persons owning more than 10% of a class of the Company’s stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of Forms 3, 4 and 5, the Company believes that the Company’s executive officers and Directors complied with the SEC’s reporting requirements with respect to transactions that occurred during fiscal 2012.

“HOUSEHOLDING” OF PROXY MATERIALS

In December 2000, the SEC adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with account holders who are CSX shareholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to CSX shareholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or write us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202.

Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

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NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be Held on May 8, 2013. The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

As permitted by rules adopted by the SEC, we are making our proxy materials available to our shareholders electronically via the Internet. We have mailed many of our shareholders a notice containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Annual Report on Form 10-K

Our 2012 Annual Report on Form 10-K (without exhibits) is available on www.csx.com or the report (with exhibits) is available at the website maintained by the SEC (www.sec.gov). The information on our website is not part of this Proxy Statement. You may submit a request for a printed version of the Annual Report in one of the following manners:

•

Send your request by mail to CSX Corporation, Investor Relations, 500 Water Street, Jacksonville, Florida 32202; or

•

Call CSX Investor Relations at (904) 366-5353.

March 26, 2013

By Order of the Board of Directors

Ellen M. Fitzsimmons Executive Vice President-Law and Public Affairs
General Counsel and Corporate Secretary

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CSX How tomorrow moves

CSX CORPORATION
500 WATER STREET
JACKSONVILLE, FL 32202

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54455-P33429 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CSX CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. D. M. Alvarado	☐	☐	☐
1b. J. B. Breaux	☐	☐	☐
1c. P. L. Carter	☐	☐	☐
1d. S. T. Halverson	☐	☐	☐
1e. E. J. Kelly, III	☐	☐	☐
1f. G. H. Lamphere	☐	☐	☐
1g. J. D. McPherson	☐	☐	☐
1h. T. T. O'Toole	☐	☐	☐
1i. D. M. Ratcliffe	☐	☐	☐
1j. D. J. Shepard	☐	☐	☐
1k. M. J. Ward	☐	☐	☐
1l. J. C. Watts, Jr.	☐	☐	☐
1m. J. S. Whisler	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M54456-P33429

CSX CORPORATION
This Proxy is solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on May 8, 2013

The undersigned hereby appoints MICHAEL J. WARD, ELLEN M. FITZSIMMONS, and NATHAN D. GOLDMAN, and each of them, as proxies, each with full power of substitution, to act and vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 8, 2013, at 10:00 a.m. (CDST), at the Renaissance Birmingham, 4000 Grand Avenue, Birmingham, Alabama 35226 and at all adjournments or postponements thereof, and authorizes them to represent and to vote all stock of the undersigned on the proposals listed on the reverse side of this card as directed and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement.

If no direction is made, the proxy will be voted: (a) "FOR" the election of the director nominees and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy via the Internet or by telephone, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 P.M. Eastern Time on Tuesday, May 7, 2013.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side